Exhibit 10.20

COINSURANCE AGREEMENT

between

UNION FIDELITY LIFE INSURANCE COMPANY

and

FEDERAL HOME LIFE INSURANCE COMPANY

Dated as of April 15, 2004

i

COINSURANCE AGREEMENT

This Coinsurance Agreement, dated as of  April 15, 2004 (this “Agreement”), is made and entered into by and between Union Fidelity Life Insurance Company, an insurance company organized under the laws of the State of Illinois (the “Company”), and Federal Home Life Insurance Company, an insurance company organized under the laws of the Commonwealth of Virginia (the “Reinsurer”).  Defined terms used herein are defined below.

The Company and the Reinsurer mutually agree to reinsure the risks described in this Agreement under the terms and conditions stated herein.  This Agreement is an indemnity coinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party.  In no instance shall anyone other than the Company or the Reinsurer have any rights under this Agreement.  The Company shall be and shall remain the only party hereunder that is liable to any insured, contract holder, policyholder, claimant or beneficiary under any insurance policy or contract reinsured hereunder.

This Agreement is entered into in connection with an intercompany reorganization among the Company, the Reinsurer and certain of their Affiliates.

ARTICLE I

DEFINITIONS

1.1.          Definitions.  As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

“Affiliate” means any other Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person.  “Control” (including the terms, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Agreement” shall have the meaning specified in the first paragraph of this Agreement.

“Allocated Loss Adjustment Expenses” means all costs, fees and expenses incurred by the Company or its Affiliates in the investigation, adjustment, settlement or defense of all claims or the monitoring, preservation or enforcement of rights, interests or benefits arising out of or relating to the Reinsured Policies (excluding office expenses and salaries of officials of the Company or its Affiliates or any other administrative or overhead expenses of the Company or of its Affiliates), and court costs, and interest on any judgment or award.  Allocated Loss Adjustment Expenses shall also include expenses associated with an action by any entity for declaratory judgment filed in connection with the Reinsured Policies.

“Annual Adjustment” shall have the meaning specified in Section 6.2.

“Applicable Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, order, writ, injunction, judgment, permit, governmental agreement or decree applicable to a Person or any of such Person’s subsidiaries, properties, assets, or to such Person’s officers, directors, managing directors, employees or agents in their capacity as such.

“Assets” shall have the meaning specified in Section 4.4(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the States of Illinois or Virginia are required or authorized by law to be closed.

“Ceding Commission” shall have the meaning specified in Section 4.3.

“Closing Date” means April 15, 2004.

“Code” means the Internal Revenue Code of 1986, as amended.

“CPR” shall have the meaning specified in Section 12.3.

“CPR Arbitration Rules” shall have the meaning specified in Section 12.4(a).

“Dispute” shall have the  meaning specified in Section 12.1(a).

“Eligible Securities” shall have the meaning specified in Section 10.2(c).

“Extra Contractual Liabilities” means all liabilities for damages (including compensatory, consequential, exemplary, punitive, bad faith or similar or other damages) which relate to the marketing, sale, underwriting, issuance, delivery, cancellation or administration of the Reinsured Policies, including liability arising out of or relating to any alleged or actual acts, errors or omissions by the Company, the Reinsurer or any of their agents, whether intentional or otherwise, with respect to any of the Reinsured Policies, including (A) any alleged or actual reckless conduct or bad faith in connection with the handling of any claim arising out of or under the Reinsured Policies, or (B) the marketing, sale, underwriting, issuance, delivery, cancellation or administration of any of the Reinsured Policies.

“Force Majeure” shall have the meaning specified in Section 3.7(a)(iii).

“Funding Requirement” shall have the meaning specified in Section 10.2(j).

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any foreign or national government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Inception Date” shall have the meaning specified in Section 2.1.

“Initial Notice” shall have the meaning specified in Section 12.2.

“Initial Reinsurance Premium” shall have the meaning specified in Section 4.1.

“Insolvency Fund” means any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or reinsurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

“Insolvency Fund Quarterly Accounting” shall have the meaning specified in Section 5.1.

“Loss” or “Losses” means the amount of liability paid or payable by the Company with respect to claims, losses, liabilities, damages, deficiencies, costs or expenses, including without limitation, any settlements or compromises or disputed claims, arising under the Reinsured Policies.

“Manager” means Wakely and Associates, Incorporated.

“Market Value” shall have the meaning set forth in Section 10.2(j).

“Person” means any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.

“Post-Effective Date Assessments” shall have the meaning specified in Section 5.1.

“Premium Tax Credits” shall have the meaning specified in Section 6.2.

“Quarterly Accountings” shall have the meaning specified in Section 5.1.

“Quarterly Premium Tax Accounting” shall have the meaning specified in Section 5.1.

“Reinsured Policies” means the medicare supplement insurance policies issued by the Company prior to January 1, 2004 and written on the policy forms described in Schedule A or reinsured by the Company under reinsurance agreements in effect prior to January 1, 2004 (excluding reinsurance agreements with Affiliates), including renewals of any such policies.

“Reinsured Risks” shall have the meaning specified in Section 2.1.

“Response” shall have the meaning specified in Section 12.2.

“SAP” means statutory accounting practices prescribed or permitted by the Insurance Department of the State of Illinois.

“Subcontractor” shall have the meaning specified in Section 3.1(a).

“Tax DAC” means specified policy acquisition expenses capitalized and amortized under section 848 of the Code.

“Termination Date” means the effective date of any termination of this Agreement as provided in Article VIII.

“Termination Letter Agreement” means the letter agreement among the Company, the Reinsurer and certain affiliates of the Reinsurer relating to the rescission of this Agreement upon the failure of certain events to occur after the date hereof.

“Total SAP Ceded Reserves” means, as of any given date, the gross reserves of the Company calculated in accordance with SAP with respect to the Reinsured Risks, which shall consist of the sum of (A) (i) active life reserves, (ii) claim reserves (both case and incurred but not reported), (iii) unearned premium reserves, and (iv) advance premiums, less (B) due and unpaid premium receivable balances.

“Total GAAP Ceded Reserves” means, as of any given date, the gross reserves of the Company calculated in accordance with GAAP with respect to the Reinsured Risks, which shall consist of the sum of (A) (i) active life reserves (including related maintenance and loss expense reserves), (ii) claim reserves (both case and incurred but not reported), (iii) unearned premium reserves, and (iv) advance premiums, less (B) due and unpaid premium receivable balances.

“Trust Account” shall have the meaning set forth in Section 10.2(a).

“Trust Agreement” shall have the meaning set forth in Section 10.2(a).

“Trustee” shall have the meaning set forth in Section 10.2(a).

“Ultimate Net Loss” shall have the meaning specified in Section 2.3(a).

ARTICLE II

COVERAGE

2.1.          Coverage.  Upon the terms and subject to the conditions and other provisions of this Agreement, as of 12:01 a.m. Eastern Time on January 1, 2004 (the “Inception Date”), the Company hereby cedes to the Reinsurer, and the Reinsurer hereby agrees to indemnify the Company for, one hundred percent (100%) of Ultimate Net Loss incurred by the Company and unpaid as of the Inception Date (the “Reinsured Risks”).

2.2.          Conditions.  (a) If the Company’s liability under any of the Reinsured Policies is changed because of changes made on or after the Inception Date in the terms and conditions of the Reinsured Policies (including to any contract riders or endorsements thereto) that are required due to changes in Applicable Law, the Reinsurer will share in the change proportionately to the coinsurance share hereunder and the Company and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement.

(b)           Except as otherwise set forth in paragraph (a) above, no changes, amendments or modifications made by the Company on or after the Inception Date in the terms and conditions of the Reinsured Policies which adversely affect the liability of the Reinsurer hereunder shall be covered hereunder without the prior written approval of such changes, amendments or modifications by the Reinsurer.  In the event that any such changes, amendments or modifications are made by the Company in any Reinsured Policy without the prior written approval of the Reinsurer, this Agreement will cover Ultimate Net Loss incurred by the Company as if the non-approved changes, amendments or modifications had not been made.

2.3.          Ultimate Net Loss.  (a)  Subject to the provisions of Sections 2.2 and 2.3(b) and the terms and conditions of this Agreement, “Ultimate Net Loss” shall mean (i) the actual Losses and Allocated Loss Adjustment Expenses payable by the Company after making deductions for all recoveries, salvage and subrogations actually recovered, (ii) premium taxes due in respect of premiums and other amounts paid on or after the Inception Date with respect to the Reinsured Policies, (iii) Insolvency Fund assessments, net of any premium tax credits of the Company arising out of any such assessments, in respect of premiums and other amounts paid on or after the Inception Date with respect to the Reinsured Policies, (iv) all amounts payable on or after the Inception Date for returns or refunds of premiums under the Reinsured Policies, (v) all liability for commission payments and other fees or compensation payable with respect to the Reinsured Policies in respect of premiums and other amounts paid on or after the Inception Date, (vi) unclaimed property liabilities and obligations arising under or related to the Reinsured Policies, and (vii) all liability for Extra Contractual Liabilities resulting from actions of the Company, the Reinsurer or any of their agents or reinsured by the Company under the Reinsured Policies, in each case only to the extent reinsurance of such liabilities is permitted by state law.

(b)           All recoveries or payments received by the Company subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto;  provided, that nothing in this Section 2.3(b) shall be construed to mean that the Reinsurer’s share of the Losses and Allocated Loss Adjustment Expenses under this Agreement are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

2.4.          Territory.  The territorial limits of this Agreement shall be identical with those of the Reinsured Policies.

2.5.          Ceded Reinsurance.  Subsequent to the Inception Date, the Company will not enter into any reinsurance arrangements with respect to the Reinsured Policies without the prior written consent of the Reinsurer, in its sole discretion.

ARTICLE III

ADMINISTRATION; GENERAL PROVISIONS

3.1.          Contract Administration.  (a)  The Reinsurer shall provide policyholder and claims servicing with respect to the Reinsured Policies in accordance with the terms hereof.  At its option, the Reinsurer may delegate such administrative duties and obligations to (i) the Manager, (ii) any other third party administrator utilized by the Company on the Closing Date, (iii) an Affiliate, or (iv) any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld (in each case, the “Subcontractor”); provided, that, except with respect to third party administrators utilized by the Company on the Closing Date, the Reinsurer also subcontracts for such service or services for its own medicare supplement business not subject to this Agreement to the Subcontractor; and provided, further, that no such subcontracting shall relieve the Reinsurer from any obligations or liabilities hereunder, and the Reinsurer shall remain responsible for all obligations or liabilities of such Subcontractor with regards to the providing of such service or services as if provided by the Reinsurer.  In providing policyholder and claims servicing with respect to the Reinsured Policies, the Reinsurer (or the Subcontractor) shall handle all matters, including but not limited to the billing and collection of premiums and the defense, adjustment, settlement and payment of all claims arising under the Reinsured Policies.

(b)           The Reinsurer shall provide policyholder and claims servicing with respect to the Reinsured Policies in good faith and with the care, skill, prudence and diligence of a person experienced in administering medicare supplement business.  The Reinsurer shall provide policyholder and claims servicing with respect to the Reinsured Policies (i) in accordance with the terms of the Reinsured Policies, (ii) in accordance with the applicable terms of this Agreement, (iii) in compliance with Applicable Law and, subject to the foregoing, (iv) in the same manner as it conducts its own business not subject to this Agreement and (v) in accordance with the Reinsurer’s administrative performance standards in effect on the date hereof, with such revisions to such standards as are no less favorable to the Company than the Reinsurer’s standards in effect on the date hereof.  Notwithstanding the foregoing, the parties may, from time to time, mutually develop specific and/or different standards for providing such services with respect to the Reinsured Policies.

(c)           The Company shall give prompt notice to the Reinsurer of any claims, lawsuits or actions made or brought against the Company after the Inception Date arising under or in connection with the Reinsured Policies to the extent known to it and not made against or served on the Reinsurer or the Subcontractor as administrator hereunder, and shall promptly furnish to the Reinsurer copies of all pleadings in connection therewith.  The Reinsurer shall assume the defense of the Company.  The Reinsurer shall keep the Company fully informed of the progress of all litigation  handled by the Reinsurer in which the Company is named a party.  The Reinsurer shall indemnify the Company against, and hold it harmless from, all costs, expenses, and attorneys’ fees incurred in connection with such defense and all damages, settlements, judgments, or awards of any kind whatsoever agreed to or assessed against the Company in connection therewith, including compensatory, consequential, exemplary, punitive, bad faith or similar or other damages, arising out of the Reinsurer’s (and not the Company’s)

handling of claims under the Reinsured Policies or the acts, errors, or omissions of the Reinsurer or the Subcontractor, as the case may be.

(d)           In the event that, during the period of the Reinsurer’s administration of the Reinsured Policies, the Reinsurer designates a new Person to administer the Reinsured Policies, the Reinsurer agrees to send to all policyholders of the Reinsured Policies a written notice prepared by the Reinsurer and reasonably acceptable to the Company to the effect that such Person has been appointed by the Company to provide administrative services.  The Reinsurer shall send such notice by first class U.S. mail at a time reasonably acceptable to the Company and the Reinsurer.

3.2.          Re-rating of Reinsured Policies.  Subject to compliance with Applicable Law, the Reinsurer shall have the exclusive right, on behalf of the Company, to seek to increase or decrease the premium rates under the Reinsured Policies from and after the Inception Date.  The Reinsurer shall bear, and shall indemnify the Company for, all costs and liabilities incurred in or arising out of seeking or effecting any premium rate changes.

3.3.          Inspection.  The Reinsurer shall keep accurate and complete records, files and accounts of all transactions and matters with respect to the Reinsured Policies and the administration thereof in accordance with Applicable Law and its record management practices in effect from time to time for the Reinsurer’s insurance business not covered by this Agreement.  The parties to this Agreement and their designated representatives may upon reasonable notice inspect, at the offices of the Reinsurer or the Company where such records are located, the papers and any and all other books or documents of the Reinsurer or the Company reasonably relating to this Agreement, including the Reinsured Policies, and shall have access to appropriate employees and representatives of the other party, in each case during normal business hours for such period as this Agreement is in effect or for as long thereafter as any rights or obligations of any party survives or the Reinsurer or the Company reasonably need access to such records for regulatory, tax or similar purposes. The information obtained shall be used only for purposes relating to the transactions contemplated under this Agreement.

3.4.          Errors and Omissions.  If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.  The party first discovering such misunderstanding or oversight, or an act resulting from such misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within twenty (20) Business Days of such other party’s receipt of such notice.  However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

3.5.          Age, Sex and Other Adjustments.  If the Company’s liability under any of the Reinsured Policies is changed because of a misstatement of age or sex or any other material fact, the Reinsurer will share in the change proportionately to the coinsurance share hereunder and the Company and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement.

3.6.          Setoff.  Any debts or credits, matured or unmatured, in favor of or against either the Company or the Reinsurer with respect to this Agreement or any other reinsurance agreement between the Company and the Reinsurer, are deemed mutual debts or credits, as the case may be, and shall be setoff from any amounts due to the Company or the Reinsurer hereunder, as the case may be, and only the net balance shall be allowed or paid.

3.7.          Administration by Reinsurer.  (a)  The Company shall have the right, upon written notice to the Reinsurer, to assume from the Reinsurer the administration of the Reinsured Policies upon the occurrence of any of the following events:

(i)                 A voluntary or involuntary proceeding is commenced in any jurisdiction by or against the Reinsurer for the purpose of conserving, rehabilitating or liquidating the Reinsurer;

(ii)              There is a material breach by the Reinsurer of any material term or condition of this Article III  that is not cured by the Reinsurer within thirty (30) days after receipt of written notice from the Company of such breach or act (provided that the Company shall not have the right to assume such administration (A) for so long as the Reinsurer is making a good faith effort to cure such a breach, not to exceed an additional one hundred eighty (180) days or (B) during the pendency of any dispute resolution proceedings as set forth in Article XII regarding an alleged material breach); or

(iii)           The Reinsurer is unable to perform the services required under this Article III for a period of thirty (30) consecutive days for any reason, other than as a result of a Force Majeure, it being understood that nothing in this Section 3.7 shall relieve the Reinsurer from its administrative responsibilities under this Agreement.  For purposes of this Agreement “Force Majeure” means any acts or omissions of any civil or military authority, acts of God, acts or omissions of the Company, fires, strikes or other labor disturbances, equipment failures, fluctuations or non-availability of electrical power, heat, light, air conditioning or telecommunications equipment, or any other act, omission or occurrence beyond the Reinsurer’s reasonable control, irrespective of whether similar to the foregoing enumerated acts, omissions or occurrences.

(b)           The Reinsurer shall bear all transition costs associated with an assumption of the administration of the Reinsured Policies pursuant to Section 3.7(a), including the expense of sending policyholder notices as provided in Section 3.10.

(c)           In the event of the Company’s assumption of the administration of the Reinsured Policies, Sections 3.8, 3.9, 3.10, 3.11 and 3.12 shall apply to the administration of the Reinsured Policies by the Company and the provisions of Article V, Article VII, Section 3.1 and the second sentence of Section 6.1 shall become inoperative.

3.8.          Contract Administration.  (a)  In the event that the Company assumes the administration of the Reinsured Policies pursuant to Section 3.7, the Company shall provide policyholder and claims servicing with respect to the Reinsured Policies in accordance with the terms hereof including, but not limited to, the collection of premiums and other amounts due from policyholders, the payment of all Reinsured Risks and the administration of claims and disbursements, which disbursements shall be made directly by the Company.  The Company shall provide policyholder and claims servicing with respect to the Reinsured Policies in good faith and with the care, skill, prudence and diligence of a person experienced in administering medicare supplement business.  The Company shall provide policyholder and claims servicing with respect to the Reinsured Policies (i) in accordance with the terms of the Reinsured Policies, (ii) in accordance with the applicable terms of this Agreement, (iii) in compliance with Applicable Law and, subject to the foregoing, (iv) in the same manner as it conducts its own business not subject to this Agreement and (v) in accordance with the Company’s administrative performance standards in effect on the date hereof, with such revisions to such standards as are no less favorable to the Reinsurer than such standards.  Notwithstanding the foregoing, the parties may, from time to time, mutually develop specific and/or different standards for providing such services with respect to the Reinsured Policies.

(b)           The Company may subcontract for the performance of any policyholder or claims servicing service or services with respect to the Reinsured Policies to (i) an Affiliate or (ii) any other Person with the prior written consent of the Reinsurer, such consent not to be unreasonably withheld; provided, that the Company also subcontracts for such service or services for its own medicare supplement business not subject to this Agreement to such subcontractor; and provided, further, that no such subcontracting shall relieve the Company from any of its obligations or liabilities hereunder, and the Company shall remain responsible for all obligations or liabilities of such subcontractor with regards to the providing of such service or services as if provided by the Company.

3.9.          Claims Settlements.  In the event that the Company assumes the administration of the Reinsured Policies pursuant to Section 3.7, the Company agrees that it will provide prompt notice to the Reinsurer of its intention to contest, compromise or litigate a claim with respect to a Reinsured Policy, along with copies of all pleadings and reports of investigation with respect thereto.  The Reinsurer shall have the right, at its own expense, to participate jointly with the Company in the investigation, adjustment or defense of such claims.  In addition, in the event that litigation arises against the Company in connection with a claim which seeks damages in excess of $1 million or other remedies deemed material to the Reinsurer, the Reinsurer may, upon written notice to the Company, assume the defense thereof with counsel selected by the Reinsurer and reasonably satisfactory to the Company.  If the Reinsurer assumes such defense, the Company shall have the right, at its own expense, to participate jointly with the Reinsurer in the defense thereof.  If the Reinsurer assumes the defense of litigation, the Reinsurer shall not settle such litigation without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person, (ii) such settlement would not reasonably be expected to have material adverse precedential consequences to the Company and (iii) the sole relief provided is monetary damages that are paid in full by the Reinsurer.

3.10.        Notice to Policyholder.  To the extent that the administration of the Reinsured Policies is assumed by the Company pursuant to Section 3.7 and the Person then administering the Reinsured Policies does not continue to administer the Reinsured Policies, the Company agrees to send to all policyholders of the Reinsured Policies a written notice to the effect that the Company will provide administrative services.  The Company shall send such notice by first class U.S. mail at a time reasonably acceptable to the Company and the Reinsurer.

3.11.        Expense Allowance.  In the event the Company assumes the administration of the Reinsured Policies pursuant to Section 3.7, as reimbursement for expenses incurred by the Company in the providing of policyholder and claims servicing services with respect to the Reinsured Policies, the Reinsurer shall pay to the Company with respect to each calendar month ending after the Company’s assumption of such administration, an expense allowance equal to the Company’s actual cost of providing such administrative services plus reasonable provision for overhead expenses associated therewith.

3.12.        Accounting and Settlement.  (a)  As soon as practicable but not more than forty (40) days following each calendar quarter ending after the Company’s assumption of the administration of the Reinsured Policies pursuant to Section 3.7 (or more frequently as mutually agreed by the parties), the Company shall supply the Reinsurer with a report that shall provide financial data for such calendar quarter in the form as agreed between the parties.

(b)           As soon as practicable but not more than forty (40) days following the end of each calendar quarter ending after the Company’s assumption of the administration of the Reinsured Policies pursuant to Section 3.7 (or more frequently as mutually agreed by the parties), the Company shall supply the Reinsurer with reports related to the Reinsured Policies as may be reasonably requested for use in connection with the preparation of the Reinsurer’s SAP financial statements or other reports prepared by the Reinsurer in compliance with its internal reporting requirements.  The parties shall cooperate in good faith to establish the form for the providing of such reports.

(c)           Within forty-five (45) days after the end of each calendar year ending after the Company’s assumption of the administration of the Reinsured Policies pursuant to Section 3.7 (or more frequently as mutually agreed by the parties), the Company shall supply the Reinsurer with a report that shall provide financial data for such year in the form as agreed between the parties.

(d)           Following any assumption by the Company of administration of the Reinsured Policies pursuant to Section 3.7, and for so long thereafter as this Agreement remains in effect, each of the parties shall periodically furnish to the other such other reports and information as may be reasonably requested by such other party for regulatory, tax or similar purposes and reasonably available to it.

(e)           Following any assumption by the Company of administration of the Reinsured Policies pursuant to Section 3.7, in the event that all or any portion of any payment due either party pursuant to this Agreement becomes overdue, the portion of the amount overdue shall bear interest at an annual rate equal to the then current thirty (30) day U.S. Treasury Bill discount rate on the date that the payment becomes overdue plus 200 basis points, for the period that the amount is overdue.

ARTICLE IV

REINSURANCE ASSET TRANSFER; CEDING COMMISSION

4.1.          Initial Reinsurance Premium.  As consideration for the reinsurance by the Reinsurer of the Reinsured Risks under this Agreement, on the Closing Date, the Reinsurer shall be entitled to an amount equal to one hundred percent (100%) of the Total SAP Ceded Reserves as of the close of business on the day immediately preceding the Inception Date (the “Initial Reinsurance Premium”).

4.2.          Additional Reinsurance Premium.  As additional consideration for the Reinsurer entering into this Agreement, Reinsurer shall be entitled to 100% of all premiums and other considerations to the extent received on or after the Inception Date by the Company or the Reinsurer with respect to the Reinsured Policies, including premium receivables that were due and unpaid as of the Inception Date that were taken into account in the calculation of the Initial Reinsurance Premium.

4.3.          Ceding Commission.  On the Closing Date, the Company shall be entitled to a ceding commission (the “Ceding Commission”) in an amount determined in accordance with Schedule B.

4.4.          Amounts Due the Parties.  (a)  Except as otherwise specifically provided herein, all amounts due to be paid to the Company or the Reinsurer under this Agreement shall be determined on a net basis, giving full effect to Section 3.6.  The net amount due the Reinsurer from the Company on the Closing Date under Section 4.1 and Section 4.3 shall consist of (i) the investment assets (the “Assets”) set forth on Schedule C, which assets have a statutory book value as of the close of business on the day immediately preceding the Inception Date equal to (A) the Initial Reinsurance Premium, less (B) the Ceding Commission, less (C) an amount equal to accrued but unpaid interest on the Assets as of the close of business on the day immediately preceding the Inception Date, plus (ii) an amount equal to the investment cash flows received on the Assets between the Inception Date and the Closing Date.  The Company shall pay such net amount due on the Closing Date concurrent with its delivery of the Initial Report.

(b)           The Company shall deliver to the Reinsurer possession of the Assets and such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer in form and substance reasonably acceptable to the parties as shall be effective to vest in the Reinsurer all of the right, title and interest of the Company in and to the Assets.  Delivery of the Assets shall be a condition precedent of reinsurance coverage hereunder.

(c)           As soon as practicable but not more than forty (40) days following the end of the first calendar quarter ending after the Closing Date, the Company shall supply the Reinsurer with a report setting forth a calculation of the amount of premium and other consideration received on or after the Inception Date but prior to the Closing Date by the Company with respect to the Reinsured Policies, minus the amount of Reinsured Risks (other than Insolvency Fund assessments and premium taxes) paid by the Company on or after the Inception Date but prior to the Closing Date.  If the result of such calculation is positive, the Company shall pay to the Reinsurer, concurrent with the delivery of such report, an amount in cash equal to such positive amount.  If the result of such calculation is negative, the Reinsurer shall pay to the Company, no later than thirty (30) days after receipt of the Company’s report, an amount in cash equal to such negative amount.

4.5.          Initial Report.  A report shall be provided by the Company to the Reinsurer on the Closing Date providing the data required in Schedule D (the “Initial Report”).

ARTICLE V

QUARTERLY INSOLVENCY FUND AND PREMIUM TAX ACCOUNTING

5.1.          Quarterly Accountings.  Within thirty (30) days after the end of each calendar quarter ending after the Closing Date (or more frequently as mutually agreed by the parties), the Company shall submit to the Reinsurer a written statement of accounting in a form and containing such information to be agreed upon by the parties hereto (each, an “Insolvency Fund Quarterly Accounting”) setting forth the Insolvency Fund amounts assessed or payable to the extent that such assessments constitute Reinsured Risks (collectively, the “Post-Effective Date Assessments”).  Within thirty (30) days after the last day of each calendar quarter ending after the Closing Date (or more frequently as mutually agreed by the parties), the Reinsurer shall submit to the Company a written statement of accounting in a form and containing such information to be agreed upon by the parties hereto (each, a “Quarterly Premium Tax Accounting”, and together with the Insolvency Fund Quarterly Accountings, the “Quarterly Accountings”) setting forth the estimated premium taxes due with respect to the Reinsured Policies as a result of premiums collected during such quarter.  Concurrent with the delivery of each Quarterly Premium Tax Accounting, the Reinsurer shall remit to the Company the amount set forth on such Quarterly Premium Tax Accounting with respect to such estimated premium taxes due and the amount set forth in such Insolvency Fund Quarterly Accounting with respect to the Post-Effective Date Assessments, and any other amounts owed to the Company pursuant to this Agreement; provided, however, that any Post-Effective Date Assessments set forth in an Insolvency Fund Quarterly Accounting received by the Reinsurer less than five (5) Business Days prior to the Reinsurer’s delivery of such Quarterly Premium Tax Accounting will be paid within ten (10) Business Days of receipt by the Reinsurer of such Insolvency Fund Quarterly Accounting.  Each of the parties agrees to supply to the other a copy of all supporting data used in preparing the Quarterly Accountings prepared by such party.  For the avoidance of doubt, the first Insolvency Fund Quarterly Accounting and Quarterly Premium Tax Accounting shall cover the period from the Inception Date through June 30, 2004.

5.2.          Adjustments Regarding Quarterly Accountings.  In the event that subsequent data or calculations require revision of any of the Quarterly Accountings, the required revision and appropriate payments thereunder shall be made within ten (10) Business Days after the parties hereto mutually agree as to the appropriate revision.

ARTICLE VI

CERTAIN ACTIONS BY THE COMPANY

6.1.          Filings.  The Company shall prepare and timely file any filings required to be made with any Governmental Authority that relate to the Company generally and not just to the Reinsured Policies, including filings with guaranty associations and filings and premium tax returns with taxing authorities.  The Reinsurer shall, in a timely fashion in light of the dates such filings by the Company are required, provide to the Company all information in the possession of the Reinsurer with respect to the Reinsured Policies that may be reasonably required for the Company to prepare such filings and tax returns.

6.2.          Annual Adjustment.  The Company shall pay or provide to the Reinsurer the benefit of any Post-Effective Date Assessments which have been or can be applied to reduce the Company’s premium tax liability (“Premium Tax Credits”).  The Company shall provide to the Reinsurer by March 15 of each year a statement of the amount (the “Annual Adjustment”) of (i) premium taxes due with respect to premiums collected during the prior calendar year (to the extent that such premium taxes constitute Reinsured Risks), less (ii) estimated premium taxes paid by the Reinsurer to the Company with respect to such premiums under the provisions of Article V, less (iii) Premium Tax Credits for the prior calendar year.  By March 30 of each year the Reinsurer shall pay to the Company the Annual Adjustment, if a positive amount, and the Company will pay to or credit the Reinsurer the Annual Adjustment, if a negative amount.

ARTICLE VII

REGULATORY MATTERS AND REPORTING

7.1.          Regulatory Compliance and Reporting.  The Reinsurer shall provide to the Company such information with respect to the Reinsured Policies as is required to satisfy all current and future informational reporting, prior approval and any other requirements imposed by any Governmental Authority.  Upon the reasonable request of the Company, the Reinsurer shall timely prepare such reports and summaries, including statistical summaries, as are necessary or useful to satisfy any requirements imposed by a Governmental Authority upon the Company with respect to the Reinsured Policies.  In addition, the Reinsurer, upon the reasonable request of the Company shall promptly provide to the Company copies of all existing records relating to the Reinsured Policies (including, with respect to records maintained in machine readable form, hard copies) that are necessary to satisfy such requirements.  All copies of records furnished in the ordinary course of business shall be furnished by the Reinsurer at the Reinsurer’s cost.  Any extraordinary costs reasonably incurred by the Reinsurer in response to requests from the Company shall be reimbursed by the Company.  Among other responsibilities:

(a)                                  The Reinsurer shall promptly prepare and furnish to Governmental Authorities all reports and related summaries (including, without limitation, statistical summaries), certificates of compliance and other reports required or requested by a Governmental Authority.

(b)                                 The Reinsurer shall assist the Company and cooperate with the Company in doing all things necessary, proper or advisable, in the most expeditious manner practicable in connection with any and all market conduct or other Governmental Authority examinations relating to the Reinsured Policies.

7.2.          Reporting and Accounting.  The Reinsurer shall assume the reporting and accounting obligations set forth below:

(a)                                  As soon as practicable but not more than forty (40) days after the end of each calendar quarter ending after the Closing Date (or more frequently as mutually agreed by the parties), the Reinsurer shall timely provide to the Company reports and summaries of transactions (and, upon request of the Company, detailed supporting records) related to the Reinsured Policies as may be reasonably required for use in connection with the preparation of the Company’s statutory financial statements, tax returns and other required financial reports and to comply with the requirements of the regulatory authorities having jurisdiction over the Company, including all premium written and earned and all Losses and Allocated Loss Adjustment Expenses reserved, paid, and outstanding.  The parties shall cooperate in good faith to establish the manner for the providing of such reports.

(b)                                 The Reinsurer shall timely provide to the Company reports or summaries (and, upon the request of the Company, detailed supporting records therefor) related to the payment of commissions under the Reinsured Policies.

(c)                                  As soon as practicable but not more than forty (40) days after the end of each calendar quarter ending after the Closing Date (or more frequently as mutually agreed by the parties), the Reinsurer shall report to the Company the amount of statutory reserves that the Company is required to maintain in connection with the Reinsured Risks as of the quarter end.

(d)                                 The Reinsurer shall timely provide notice to the Company of any changes in the reserve methodology used by the Reinsurer in calculating statutory reserves for the Reinsured Policies.

(e)                                  Within forty-five (45) days after each calendar year end (or such longer time as may be agreed by the parties) that this agreement is in effect, beginning with year end 2004, the Reinsurer shall cause its appointed actuary to provide to the Company (a) an opinion as to the adequacy of statutory reserves for the Reinsured Policies, prepared according to accepted actuarial standards of practice, and as otherwise required for regulatory reporting purposes and (b) an analysis which reasonably supports such opinion.

7.3.          Additional Reports and Updates. For so long as this Agreement remains in effect, each party shall periodically furnish to the other such other reports and information as may be reasonably required by such other party for regulatory, tax or similar purposes and reasonably available to it.

ARTICLE VIII

DURATION AND TERMINATION

8.1.          Duration.  Except as otherwise provided herein, this Agreement shall be unlimited in duration.

8.2.          Reinsurer’s Liability.  The Reinsurer’s liability with respect to the Reinsured Risks will terminate on the earliest of:  (i) the date the Company’s liability with respect to the Reinsured Risks is terminated and all amounts due the Company from the Reinsurer with respect to such Reinsured Risks are paid to the Company by or on behalf of the Reinsurer; and (ii) the date this Agreement is terminated upon the written agreement of the parties.

8.3.          Notice of Termination.  Upon the termination of the Reinsurer’s liability with respect to the Reinsured Risks referred to in Section 8.2 above, the parties shall mutually give the Trustee written notice of their intention to terminate the Trust Account.

ARTICLE IX

INSOLVENCY

9.1.          Payments.  In the event of the insolvency of the Company, the reinsurance payable by the Reinsurer hereunder shall be payable directly to the Company or to its domiciliary liquidator or receiver on the basis of the liability of the Reinsurer under the contract or contracts reinsured, without diminution because of the insolvency of the Company.  It is agreed and understood, however, that (i) in the event of the insolvency of the Company, the Reinsurer shall be given written notice of the pendency of a claim against the insolvent Company on a Reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding and (ii) during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defenses which it may deem available to the Company or its domiciliary liquidator, receiver or statutory successor.

9.2.          Expenses.  It is further understood that any expense thus incurred by the Reinsurer pursuant to Section 9.1 shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.  Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

ARTICLE X

SECURITY AND REINSURANCE CREDIT

10.1.        Reinsurance Credit.  Notwithstanding any other provision of this Agreement to the contrary, if the Reinsurer becomes unauthorized or otherwise unaccredited as an insurer or reinsurer in any U.S. jurisdiction to which the Company must provide statutory statements of financial condition such that the Company will not obtain full statutory financial statement credit for reinsurance in such state for the reinsurance provided under this Agreement, the Reinsurer, upon the request of the Company, will establish, at the Reinsurer’s sole cost and option, trust accounts for the benefit of the Company, letters of credit, or other acceptable alternatives necessary to permit the Company to obtain such full statutory financial statement credit for such reinsurance in all applicable jurisdictions.  The Company shall cooperate with the Reinsurer to take such steps.  In addition, in such event, the Reinsurer agrees to amend this Agreement to the extent required under Applicable Law in order to provide the Company with such full statutory financial statement credit.

10.2.        Trust.  (a) On the Closing Date, the Reinsurer shall enter into a trust agreement in the form attached as Schedule E (the “Trust Agreement”) and establish a trust account (the “Trust Account”) for the benefit of the Company with respect to the Reinsured Risks with a bank (the “Trustee”) acceptable to the Director of Insurance of the State of Illinois, the Superintendent of Insurance of the State of New York and the Company.

(b)           The Reinsurer agrees to deposit, and maintain in the Trust Account, assets to be held in trust by the Trustee for the benefit of the Company as security for the payment of the Reinsurer’s obligations to the Company under this Agreement.

(c)           The parties agree that the assets so deposited shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and other admitted assets of a character, maturity, and value to fulfill the intent of this Agreement; provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Company or the Reinsurer; and provided, further that such assets are of the type specified in paragraphs (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law (“Eligible Securities”).

(d)           The Reinsurer, prior to depositing assets with the Trustee, shall execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the Trustee upon direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

(e)           All settlements of account under the Trust Agreement between the Company and the Reinsurer shall be made in cash or its equivalent.

(f)            The Reinsurer and the Company agree that the assets in the Trust Account may be withdrawn by the Company at any time, notwithstanding any other provisions in this Agreement, and shall be applied and utilized by the Company (or any successor of the Company by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company), on the basis of the liability of the Company under the Reinsured Policies, without diminution because of the insolvency of the Company or the Reinsurer, only for the following purposes:

(i)                 to reimburse the Company for the Reinsurer’s share of premiums returned to owners of Reinsured Policies because of cancellation of the Reinsured Policies;

(ii)              to reimburse the Company for the Reinsurer’s share of policy benefits or losses paid by the Company pursuant to the provisions of the Reinsured Policies;

(iii)           to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company’s liabilities ceded under this Agreement.  Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss and loss adjustment expenses, and unearned premiums; and

(iv)          to pay any other amounts which the Company claims are due under this Agreement.

(g)           The Reinsurer shall have the right to seek the Company’s approval to withdraw all or any part of the assets from the Trust Account and transfer such assets to the Reinsurer, provided that:

(i)                 the Reinsurer shall, at the time of withdrawal, replace the withdrawn assets with other assets of a type permitted hereunder having a market value equal to the market value of the assets withdrawn, so as to maintain the Trust Account in the required amount, or

(ii)              after such withdrawal and transfer, the market value of the Trust Account is no less than 102% of the required amount.

In the event that the Reinsurer seeks the Company’s approval hereunder, the Company shall not unreasonably or arbitrarily withhold its approval.

(h)           In the event that the Company withdraws assets from the Trust Account for the purposes set forth in Section 10.2(f)(i), (ii) or (iii) above in excess of actual amounts required to meet the Reinsurer’s obligations to the Company, or in excess of amounts determined pursuant to a final accounting between the Company and the Reinsurer to be due under Section 10.2(f)(iv) above, the Company will return such excess to the Reinsurer, plus interest at the average prime rate of interest applicable to the period during which the amounts were held pursuant to Section 10.2(f)(iii) above.

(i)            The initial deposit to the Trust Account shall be made on the Closing Date and shall consist of the Assets plus an amount equal to the excess, if any, of the Total SAP Ceded Reserves as of the Inception Date over the Market Value of the Assets as of the Inception Date.

(j)            The aggregate fair market value of the assets held in the Trust Account (the “Market Value”) shall at all times be at least equal to an amount (the “Funding Requirement”) equal to the sum of Total SAP Ceded Reserves and any additional reserves attributable to the Reinsured Risks that arise as a result of regulatory asset adequacy analysis requirements of the Reinsurer.  The amount of the Trust Account shall be adjusted on a quarterly basis so as to equal the Funding Requirement.  On a quarterly basis, the Reinsurer shall promptly prepare a specific statement of the Funding Requirement, together with a statement of the Market Value of the assets in the Trust Account, in each case as of the end of the quarter, and deliver such report to the Company.  If the statement shows that the Funding Requirement exceeds 100% of the balance of the Trust Account as of the statement date, the Reinsurer shall, within ten (10) Business Days after delivery of such notice of excess, secure delivery to the Trustee of additional cash or Eligible Securities having a current fair market value equal to such difference.  If the statement shows that the balance of the Trust Account as of the statement date exceeds an amount equal to 102% of the Funding Requirement as of such date, the Company shall, within ten (10) Business Days after receipt of such statement from the Reinsurer, deliver a notice of withdrawal to the Trustee directing the Trustee to withdraw from the Trust Account and deliver to the Reinsurer assets from the Trust Account having a current fair market value equal to such excess amount.

ARTICLE XI

DEFERRED ACQUISITION COSTS

11.1.        Tax DAC Information Sharing.  To ensure consistency in their respective Tax DAC calculations for tax purposes, the Company and the Reinsurer will exchange information pertaining to the amount of net consideration under this Agreement each year.  The Company will submit a schedule to the Reinsurer by February 28 of each year presenting its calculation of the net consideration for the preceding taxable year.  The Reinsurer may contest the calculation by providing to the Company and alternative calculation in writing within thirty (30) days of receipt of the Company’s schedule.  The Company and the Reinsurer will act in good faith to resolve any differences in the schedule of calculations within thirty (30) days of receipt of the alternative calculation to ensure consistent amounts are reported on the respective tax returns for the preceding tax year.

ARTICLE XII

DISPUTE RESOLUTION

12.1.        General Provisions.  (a)  Any dispute, controversy or claim arising out of or relating to this Agreement or the validity, interpretation, breach or termination thereof (a

“Dispute”), shall be resolved in accordance with the procedures set forth in this Article XII, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified below.

(b)           Commencing with the request contemplated by Section 12.2, all communications between the parties or their representatives in connection with the attempted resolution of any Dispute, including any mediator’s evaluation referred to in Section 12.3, shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Dispute.

(c)           In connection with any Dispute, the parties expressly waive and forego any right to (i) punitive, exemplary, statutorily-enhanced or similar damages in excess of compensatory damages, and (ii) trial by jury.

(d)           The specific procedures set forth below, including but not limited to the time limits referenced therein, may be modified by agreement of the parties in writing.

(e)           All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article XII are pending.  The parties will take such action, if any, required to effectuate such tolling.

12.2.        Consideration by Senior Executives.  If a Dispute is not resolved in the normal course of business at the operational level, the parties shall attempt in good faith to resolve such Dispute by negotiation between executives who hold, at a minimum, the office of President and CEO of the respective business entities involved in such Dispute.  Either party may initiate the executive negotiation process by providing a written notice to the other (the “Initial Notice”).  Fifteen (15) days after delivery of the Initial Notice, the receiving party shall submit to the other a written response (the “Response”).  The Initial Notice and the Response shall include (i) a statement of the Dispute and of each party’s position, and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Such executives will meet in person or by telephone within thirty (30) days of the date of the Initial Notice to seek a resolution of the Dispute.

12.3.        Mediation.  If a Dispute is not resolved by negotiation as provided in Section 12.2 within forty-five (45) days from the delivery of the Initial Notice, then either party may submit the Dispute for resolution by mediation pursuant to the CPR Institute for Dispute Resolution (the “CPR”) Model Mediation Procedure as then in effect.  The parties will select a mediator from the CPR Panels of Distinguished Neutrals, but such mediator must have prior U.S. reinsurance experience either as a lawyer or as a present or former officer or management employee of a reinsurance company, but not of the Company, or the Reinsurer, or any of their respective affiliates.  Either party at commencement of the mediation may ask the mediator to provide an evaluation of the Dispute and the parties’ relative positions.

12.4.        Arbitration.  (a) If a Dispute is not resolved by mediation as provided in Section 12.3 within thirty (30) days of the selection of a mediator (unless the mediator chooses to withdraw sooner), either party may submit the Dispute to be finally resolved by arbitration pursuant to the CPR Rules for Non-Administered Arbitration as then in effect (the “CPR Arbitration Rules”). The parties consent to a single, consolidated arbitration for all known Disputes existing at the time of the arbitration and for which arbitration is permitted.

(b)           The neutral organization for purposes of the CPR Arbitration Rules will be the CPR. The arbitral tribunal shall be composed of three arbitrators who are each experienced in the U.S. reinsurance business, of whom each party shall appoint one in accordance with the “screened” appointment procedure provided in Rule 5.4 of the CPR Arbitration Rules.  The non-party appointed arbitrator must have prior U.S. reinsurance experience as a present or former officer or management employee of a reinsurance company, but not of the Company, or the Reinsurer, or any of their respective affiliates.  The arbitration shall be conducted in New York City.  Each party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other party. A written transcript of the proceedings shall be made and furnished to the parties. The arbitrators shall determine the Dispute in accordance with the law of Illinois, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable, and shall apply this Agreement according to its terms, provided that the provisions relating to arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq.  The arbitral tribunal shall endeavor to render its award or order resulting from any arbitration within forty-five (45) days following the termination of the arbitration proceedings.

(c)           The parties agree to be bound by any award or order resulting from any arbitration conducted hereunder and further agree that judgment on any award or order resulting from an arbitration conducted under this Section may be entered and enforced in any court having jurisdiction thereof.

(d)           Except as expressly permitted by this Agreement, no party will commence or voluntarily participate in any court action or proceeding concerning a Dispute, except (i) for enforcement as contemplated by Section 12.4(c) above, (ii) to restrict or vacate an arbitral decision based on the grounds specified under applicable law, or (iii) for interim relief as provided in paragraph (e) below. For purposes of the foregoing the parties hereto submit to the non-exclusive jurisdiction of the courts of the State of New York.

(e)           In addition to the authority otherwise conferred on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. Notwithstanding paragraph (d) above, each party acknowledges that in the event of any actual or threatened breach of certain of the provisions of this Agreement, the remedy at law would not be adequate, and therefore injunctive or other interim relief may be sought immediately to restrain such breach.  If the tribunal shall not have been appointed, either party may seek interim relief from a court having jurisdiction if the award to which the applicant may be entitled may be rendered ineffectual without such interim relief. Upon appointment of the tribunal following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the parties will seek modification or rescission of the court action as necessary to accord with the tribunal’s decision.

(f)            Each party will bear its own attorneys’ fees and costs incurred in connection with the resolution of any Dispute in accordance with this Article XII.

ARTICLE XIII

PRIVACY REQUIREMENTS

13.1.        Privacy Requirements.  In providing the administrative services provided for under this Agreement, and in connection with maintaining, administering, handling and transferring the data of the policyholders and other recipients of benefits under the Reinsured Policies, the Reinsurer shall, and shall cause its Affiliates and any permitted Subcontractor to, comply with all confidentiality and security obligations applicable to them in connection with the collection, use, disclosure, maintenance and transmission of personal, private, health or financial information about individual policyholders or benefit recipients, including the provisions of privacy policies under which such information was gathered, those laws currently in place and which may become effective during the term of this Agreement, including the Gramm-Leach-Bliley Act, the Health Insurance Portability and Accountability Act of 1996 and any other Applicable Laws.  The Reinsurer shall entitle the Company and its agents and representatives, the Commissioner of Health and Human Services and such other Governmental Authorities, to the extent required by Applicable Law, to audit the Reinsurer’s compliance herewith.  The Reinsurer shall also enable individual subjects of personally identifiable information, upon request from such individuals, to review and correct information maintained by the Reinsurer about them, and to restrict use of such information.  The Reinsurer shall promptly report to the Company any violation of this provision of which the Reinsurer becomes aware.  Unless required by Applicable Law, the Reinsurer shall not during the term of this Agreement, modify the privacy policies under which information utilized by the Reinsurer in administering the Reinsured Policies is gathered, without the Company’s prior written consent, which consent shall not be unreasonably withheld.  The parties hereto agree to comply with the terms of the Business Associate Addendum attached hereto.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1.        Headings and Schedules.  Headings used herein are not a part of this Agreement and shall not affect the terms hereof.  The attached Schedules are a part of this Agreement.

14.2.        Notices.  All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier, two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

If to the Company:

Union Fidelity Life Insurance Company
200 North Martingale Road
Schaumburg, IL 60173-2096
Facsimile: (847) 330-3404
Attention: Chief Financial Officer

With a copy to:

Union Fidelity Life Insurance Company
200 North Martingale Road
Schaumburg, IL 60173-2096
Facsimile:  (847) 605-3044
Attention:  General Counsel

If to the Reinsurer:

Federal Home Life Insurance Company
6620 West Broad Street

Richmond, VA 23230
Facsimile:  (804) 662-2414
Attention:  Chief Executive Officer

With a copy to:

Federal Home Life Insurance Company

700 Main Street

Lynchburg, VA 24504
Facsimile:  (434) 948-5819
Attention:  General Counsel

or to such other address or to such other Person as either party may have last designated by notice to the other party.

14.3.        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.  Neither this Agreement, nor any right or obligation hereunder, may be assigned by any party without the prior written consent of the other party hereto.  Any assignment in violation of this Section 14.3 shall be void and shall have no force and effect.  Nothing in this Section 14.3 shall be construed to prohibit the Reinsurer from retroceding all or any portion of the business reinsured hereunder.

14.4.        Execution in Counterpart.  This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

14.5.        Currency.  Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.

14.6.        Amendments.  This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Company and the Reinsurer.

14.7.        Governing Law.  This Agreement will be construed, performed and enforced in accordance with the laws of the State of Illinois without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

14.8.        Entire Agreement; Severability.  (a) This Agreement and the Termination Letter Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, statements, representations and warranties, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein or in the Termination Letter Agreement.

(b)           If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

14.9.        No Waiver; Preservation of Remedies.  No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder.  Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.  The rights and remedies provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or equity.

14.10.      Cooperation.  Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement including making available to each their respective officers and employees for interviews and meetings with Governmental Authorities and furnishing any additional assistance, information and documents as may be reasonably requested by a party from time to time.

14.11.      Third Party Beneficiary.  Nothing in this Agreement will confer any rights upon any Person that is not a party or a successor or permitted assignee of a party to this Agreement.

14.12.      Tax Exception to Any Confidentiality.  Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any obligations of confidentiality contained herein and therein, as they relate to the transactions, shall not apply to the federal tax structure or federal tax treatment of the transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the transactions.  The preceding sentence is intended to cause the transactions to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.  In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transactions or any federal tax matter or federal tax idea related to the transactions.

14.13.      Interpretation.  Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

14.14.      Survival.  Article XII and XIV shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

UNION FIDELITY LIFE INSURANCE COMPANY

By	/s/ Glenn Joppa
Name: Glenn Joppa
Title: Senior Vice President and Secretary

FEDERAL HOME LIFE INSURANCE COMPANY

By	/s/ Victor C. Moses
Name: Victor C. Moses
Title: Senior Vice President

SCHEDULE A

POLICY FORMS

FTW Block

POLICY FORM

FORM NUMBER	TITLE/DESCRIPTION
1-0262-SC	Medicare — Standard Plan A
1-0362	Medicare — Standard Plan A (excluding policies issued in New York)
1-0363	Medicare — Standard Plan B (excluding policies issued in New York)
1-0364	Medicare — Standard Plan E (excluding policies issued in New York)
1-0365	Medicare Supplement-Standard Plan E
1-0373	Medicare SELECT — Plan C
108350-TX (Rev)	Medicare Supplement
109 REV. NJ	Monthly Cash Benefit Rider
1-0990	Medicare Supplement
1-1041 Cert.	Medicare Supplement Cert.
1-1042 Cert.	Medicare Supplement Cert.
1-1051 Cert.	Medicare Supplement Cert.
1-1053-Cert.	Medicare Supplement Cert.
1-1061 Cert.	Medicare Supplement Cert.
1-1062 Cert.	Medicare Supplement Cert.
1-107	Weekly Cash Benefit Rider
1-1081 Cert.	Medicare Supplement Cert.
1-1082 Cert.	Medicare Supplement Cert.
1-109 REV.	Monthly Cash Benefit Rider
1-110	Monthly Cash Benefit Rider
1-1101-Cert. Rev.	Group Medicare Supplement
1-117 REV.	Weekly Cash & Recuperation Rdr
1-119 Rev.	Weekly Cash & Recuperation Rdr
1-1251 Cert.	Medicare Supplement Rider
1-1263 Cert.	Medicare Part B Rider
1-1300 Cert.	Medicare Part A Rider
1-1301 Cert.	Hospital Indemnity Rider
1-1310 Cert.	Medicare Part B Increase Rider
1-1411 Cert.	Out of Hospital Expense Rider
1-1481 Cert.	Nurse At Home Rider
1-1550 Cert.	Doctor Visit Rider
1-1560 Cert. (REV.)	Skilled Nursing Care Rider
1-1571 Cert.	Skilled Nursing Facility Rider
1-1572 Cert. Rev.	Nursing Facility Rider
1-1580	Skilled Nursing Care Rider
1-1581 Cert.	Prescription Drug Rider
1-1582 Cert.	Prescription Drug Rider
1-1594 Cert.	Medicare Part B Rider
1-159-47 (Rev. 4/75)	Accidental D & D Rider

1-1602 Cert.	After Hospital Rider
1-1630 Cert. REV	Prescription Drug Rider
1-1711 Cert.	Medicare Supplement Cert.
1-1712 Cert.	Medicare Supplement Cert.
1-1890-00	Lifetime Hospital Indemnity
1-1970 Cert.	Prescription Drug Rider
1-2091 Cert.	Group Long Term Care

1-2271-MT	Medicare Supplement
1-2310	Elder Care Hospital & SNF Policy
1-2310-04 REV 878	Elder Care/SNF Med Supp
1-2310-09	Elder Care Hospital & SNF Policy
1-2310-12(Rev. 10/76)	Elder Care Hospital & SNF Policy
1-2310-22	Elder Care Hospital & SNF Policy
1-2310-49	Elder Care Hospital & SNF Policy
1-2540-09	Hospital Income/Medicare Supp
1-2540-17	Hospital Income/Medicare Supp
1-2550-24	Hospital Income/Medicare Supp
1-297	Surgical Benefit Rider
1-297-09 (REV. 2/75)	Surgical Benefit Rider
13700	In Hospital Medicare Supplement
1-3700	In Hospital Medicare Supplement
1-4021	Medicare Part A Rider
1-4261	Medicare Part B Rider
1-4263-MD	Medicare Part B Rider
1-4281 Rev.	Skilled Nursing Facility Rider
1-4291-CA	Prescription Drug Rider
1-4310	Part B Medicare Rider
1-4370-09	Cash Benefit Rider
1-4430-00	Intensive Care Unit Benefit Rider
1-4440 Cert.	Medicare Part B Rider
1-4450	Elder Care SNF Rider
1-4470	Cancer Increase Rider
1-454-47 (Rev. 4/75)	Weekly — After Hospital Cash Rdr
1-4560	Out Of Hospital Expense Rider
1-4690	Accidental D & D Rider
1-4700	Cash Benefit Rider
1-4730-AL/PX	Medical Surgical Rider
1-4810 Cert.	Accidental D & D Rider
1-4840 Cert. (Rev)	Hospital Indemnity Rider
1-4850 Cert.	Skilled Nursing Rider
1-4860 Cert. Rev.	Nursing Facility Rider
1-5081 Cert.	Nursing Facility Rider
1-5101 Cert.	In Hospital Medicare Part B Rider
1-5111 Cert.	Ambulance & Nursing Service Rdr
1-5131-Cert.	Outpatient Medicare Part B Rider

1-5141 Cert.	Prescription Drug rider
1-5151-Cert.	Nursing Facility Rider
1-5161-Cert.	Hospital Cash Rider
1-5171-Cert.	Ambulance & Nursing Service Rdr
1-5181-Cert.	Prescription Drug Rider
1-5191-Cert.	Nurse At Home Rider
1-5201-Cert.	Medicare Part B Rider
1-5501-Cert.	Accident Outpatient Rider
1-5502 Cert.	Prescription Drug Rider
1-5600 Cert.	Intensive Care Unit Rider
1-5640-99	Nurse At Home Rider
1-5720 Cert.	Ambulance & Nurse Rider
1-5730 Cert.	Prescription Drug Rider
1-5741 Cert.	Outpatient Rider
1-5751 Cert.	Hospital Benefit Rider
1-5771 Cert.	Medical Surgical Benefit Rider
1-5781 Cert. (REV)	Intensive Care & Ambulance Rdr
1-5791 Cert.	Prescription Drug Rider
1-5830-Cert.	Nurse At Home Rider
1-5831 Cert. (REV)	Nurse At Home Rider
1-5841-MD	Accident Hospital Indemnity Rdr
1-5880 Cert. (REV)	Out of Hospital Rider
159	Accidental D & D Rider
1-614 TX (REV. 1/73)	Elder Care I
1-615 (REV. 1/74)	Elder Care II
1-616 (REV. 1/73	Elder Care III
1-618	In Hospital Medicare Supplement
1-619-TX	Medicare Supplement
1-6440 Cert.	In Hospital Medicare Supplement
1-6660-Cert.	Medicare Supplement Certificate
1-6811 CERT.	Group Medicare Supplement
1-6860 CERT	Medicare Supplement Certificate
1-8001-KS	Medicare Supplement
1-8032	Medicare Supplement One (1)
1-8033	Medicare Supplement Two (2)
1-8034	Medicare Supplement Three (3)
1-8101-OR	Medicare Supplement
1-8111 Cert.	Group Home Health Care
1-8260 Cert.	Group Medicare Supplement
1-8340	Medicare Supplement
1-8350	Medicare Supplement
1-8360	Medicare Supplement
1-8370-MI (Rev.)	Medicare Supplement
1-8470 Cert. (REV.)—R	Medical Surgical Rider
1-8480 Cert.—BR	Medical Surgical Rider
1-8541	Group Medicare Supplement

1-8550 Cert.	Group Medicare Supplement
1-8960-Cert.	Group Nursing Care
1-8991-AR (Rev.)	Nursing Care Insurance
1-9000-Cert	Group Medicare Supplement
1-9001 Cert.	Comprehensive Long Term Care
1-9010 Cert.	Skilled Nursing Facility
1-919 (Clf.) REV.	Elder Hospital Care
1-9260 Cert.	Medicare Supplement
1-9270 Cert.	Medicare Supplement
1-9280 Cert.	Medicare Supplement
1-9290 Cert.	Medicare Supplement
19362	Medicare — Standard Plan A
19363	Medicare — Standard Plan B
19364	Medicare — Standard Plan E
1-9940 Cert. (3/84)	Group Nursing Home
1-9960 Cert. Rev	Group Nursing Facility
3-1130	Medicare Supplement
3-4630	Nursing Home Rider
3-9080 Cert.	Medicare Supplement
3-9980 Cert.	Medicare Supplement
454-TX (Rev.)	Weekly — After Hospital Cash Rdr
455-48	Medical Surgical Rider
468	Comprehensive Health Policy
498	Medicare Benefit Endorsement
6-0940	Medicare — Standard Plan F
701 Cert.	Dividend Hospital Accident Cert
CAL-8201	Medicare Supplement
CAL-8221	Medicare Supplement
CAL-8311	Medicare Supplement
CAL-8321	Medicare Supplement
DR 1 2118	Medicare Supplement
DR 1-2162	Medicare Supplement
DR 1-2166	Medicare Supplement
DR 1-2970	Skilled Nursing Facility
DR 1-7920	Elder Care Hospital & SNF Policy
DR1-2101	Elder Care III
DR1-2111	Elder Care Hospital & SNF Policy
DR1-2701-FL	Medicare Supplement
DR1-2711-FL	Medicare Supplement
DR1-2960	Elder Care Hospital & SNF
DR1-4170	Skilled Nursing Facility Rider
DR1-4180	Hospital Cash Benefit Rider
DR1-4190	In Hospital Medicare Part B Rider
DR1-4195	In Hospital Medical Surgical Rider
DR1-4200	Ambulance & Nursing Service Rdr
DR1-4210	Nurse At Home Benefit Rider

DR1-4230	Outpatient Medicare Part B Rider
DR1-4235	Outpatient Expense Rider
DR1-4240	Prescription Drugs Rider
DR1-4551-MN	Medicare Part A Deductible Rider
DR1-5011 Rev.	Skilled Nursing Rider
DR1-5031-FL	In Hospital Medicare Part B Rider
DR1-5041	Outpatient Medicare Part B Rider
DR1-5271	In Hospital Medical Surgical Rider
DR1-7120-04	Travel & Pedestrian A D Rider
DR1-7150	Elder Care Hospital & SNF Policy
DR1-7160	Elder Care I
DR1-7160-04	Elder Hospital Care I
DR1-7160-22	Elder Care I
DR1-7160-40	Elder Care I
DR1-7420	Cancer Benefit Rider
DR1-7420-04	Cancer Benefit Rider
DR1-7420-09	Cancer Benefit Rider
DR1-7420-21	Cancer Benefit Rider
DR1-7420-30 (REV.1/78)	Cancer Benefit Rider
DR1-7420-39	Cancer Benefit Rider
DR1-7420-46	Cancer Benefit Rider
DR1-7440	Elder Care III
DR1-7760	Elder Care Hospital & SNF Policy
DR1-7760-04(Rev.878)	Elder Care Hospital & SNF Policy
DR1-7760-09	Elder Care Hospital & SNF Policy
DR1-7760-10	Hospital & SNF Policy
DR1-7760-12	Elder Care Hospital & SNF Policy
DR1-7760-13	Hospital & SNF Policy For 65 & Over
DR1-7760-14	Elder Care Hospital & SNF Policy
DR1-7760-15(179)	Elder Care Hospital & SNF Policy
DR1-7760-16	Elder Care Hospital & SNF Policy
DR1-7760-18	Elder Care Hospital & SNF Policy
DR1-7760-19	Elder Care Hospital & SNF Policy
DR1-7760-22	Elder Care Hospital & SNF Policy
DR1-7760-24	Elder Care Hospital & SNF Policy
DR1-7760-25	Elder Care Hospital & SNF Policy
DR1-7760-35	Elder Care Hospital & SNF Policy
DR1-7760-40	Elder Care Hospital & SNF Policy
DR1-7760-41	Elder Care Hospital & SNF Policy
DR1-7760-42 (Rev.)	Elder Care Hospital & SNF Policy
DR1-7760-47	Elder Care Hospital & SNF Policy
DR1-7760-48	Elder Care Hospital & SNF Policy
DR1-7760-49	Elder Care Hospital & SNF Policy
DR1-7790-04 (878)	Skilled Nursing Facility
DR1-7790-09	Elder Care Skilled Nursing

DR1-7790-14	Elder Care Skilled Nursing
DR1-7790-15	Elder Care Skilled Nursing
DR1-7790-18	Elder Care Skilled Nursing
DR1-7790-19	Elder Care Skilled Nursing
DR1-7790-22	Elder Care Skilled Nursing
DR1-7790-24	Elder Care Skilled Nursing
DR1-7790-25	Elder Care Skilled Nursing
DR1-7790-36	Elder Care Skilled Nursing
DR1-7790-37	Elder Care Skilled Nursing
DR1-7790-39	Elder Care Skilled Nursing
DR1-7790-40	Elder Care Skilled Nursing
DR1-7790-41	Elder Care Skilled Nursing
DR1-7790-42(Rev.)	Elder Care Skilled Nursing
DR1-7790-47 (Rev)	Elder Care Skilled Nursing
DR1-7790-47 (Rev.)	Elder Care Skilled Nursing
DR1-7800 Rev.	Skilled Nursing Facility
DR1-7810-42	Elder Care III
DR1-7980-MN	Elder Care III
DR1-8000-22	Elder Care Hospital & SNF Policy
DR1-8120	Medicare Supplement
DR1-8130	Medicare Supplement
DR1-8140	Medicare Supplement
DR1-8150	Medicare Supplement
DR1-8220	Skilled Nursing Facility
DR1-8230	Medicare Supplement
DR3-7600-13	Elder Care Hospital & SNF Policy
DR3-7800-VA	Skilled Nursing Facility
DR3-8140-FL	Medicare Supplement
DR5-7800-TN	Skilled Nursing Facility
GSC-1637C	Medicare Supplement Certificate
HI-201A	Medicare Part B Rider
HI-201A	Medicare Part B Rider
HI-211 2/81	Medicare Supplement
HJ-1—04) (DR1-7090-04)	Franchise Health Policy
HJ-1—10(DR1-7090-10)	Franchise Health
HJ-1—12 (DR1-7070-12)	Franchise Health Policy
HJ-2 (DR1-7070-12)	Comprehensive Health
HJ-2—09(DR1-7090-09)(676)	Comprehensive Health
HJ-2—21 (DR1-7090-21)	Health Benefit Policy
HJ-2—22 (DR1-7090-12)	Comprehensive Health
HJ-2—22 (DR1-7090-29)	Comprehensive Health
HJ-2—24 (DR1-7090-12)	Health Protection
HJ-2—32(DR-1—7090-NC(65)	Comprehensive Health

HJ-2—39(DR1-7090-39)	Comprehensive Health
HJ-2—42(DR17090-42)	Comprehensive Health
HJ-2—IL (Rev) DR1-7090-12)	Comprehensive Health
HJ-2—TN (R) (DR1-7090)	Comprehensive Health
HT-502	In Hospital & Medicare
HT-503	In Hospital & Medicare
HT-504	In Hospital & Medicare
LOV-8280-REPL	Medicare Supplement
NA 1085	Medicare Supplement
NA 1123	Companion 65+
NA 65C (1/90)	Medicare Supplement
P-5—1030-00	Senior Hospital Care Plan
Q0-53578-A	Nurse At Home Certificate
Q0-53578-A24	Nurse At Home Certificate
Q0-69767-A	Group Medicare Supplement
Q0-69768-B	Group Medicare Supplement
X0-53441-A	Group Nurse At Home Rider
X0-88942-A	Intensive Care Certificate Rider
X0-89443-A	Group Out Patient Expense Rider
X0-89997-A24	Group After Hospital Indemnity
1-6180 Cert.	Medicare Supplement Certificate
1-6640 Cert.	Medicare Supplement Certificate
6-0950	Medicare — Standard Plan G
LOV-8290	Medicare Supplement

AGLA Block Reserves
POLICY FORM

737 Series	AGLA 74687	MED-1 Series
738 Series	AGLA 76789 Series	MED1-REV
740	AGLA 76989	MED-2 Series
73787 Series	AGLA 77089 Series	MED2-REV
74087 Series	AGLA 77889	MED-3
74687	AGLA 77989	OTHER
74887	AGLA 79090 Series	SUPP-1 Series
74987	AGLA 79190 Series	SUPP-1—A Series
75087 Series	AGLA 79390 Series	SUPP-2 Series
751087 Series	AGLA 82192	SUPP-2—A Series
75587 Series	AGLA 82292	SUPP-R Series
75687 Series	AGLA 82595
75689 Series
6001 M-1
6001 M-2
6002 M-3
6001 M-4

Site 17
POLICY FORM

110137
110370
130305
130360
GSC-1310C
GSC-1385C

SCHEDULE B

CEDING COMMISSION

The Ceding Commission shall be the sum of the following:

1.                                       an amount equal to the excess of Total SAP Ceded Reserves over Total GAAP Ceded Reserves measured as of the close of business on the day immediately preceding the Inception Date (which amount may be negative);

2.                                       an amount equal to the unamortized PVFP intangible asset balance of the Company with respect to the Reinsured Policies as measured as of the close of business on the day immediately preceding the Inception Date, determined in accordance with GAAP;

3.                                       an amount equal to the unamortized deferred acquisition costs of the Company with respect to the Reinsured Policies as measured as of the close of business on the day immediately preceding the Inception Date, determined in accordance with GAAP; and

4.                                       an amount equal to the excess of the GAAP book value of the Assets (excluding any related mark to market adjustments for SFAS 115 requirement) over the SAP book value of the Assets measured as of the close of business on the day immediately preceding the Inception Date (which amount may be negative).

SCHEDULE C

ASSETS

	Transfer Document	From	To		Nature of Transfer	Cash Map Cross- Reference	Schedule
	UFLIC MS Coinsurance	UFLIC	FHL		Treaty	(83)	Schedule C

Called Securities *	Parent Name	Issuer Name	1Q04 Cusip	1Q04 Tax lot	12/31/03 Local Par	12/31/03 GAAP BV (incl attached derivative)	12/31/03 Accrued Interest	12/31/03 GAAP BV + Accrued Interest	12/31/03 STAT BV (incl attached derivative)	12/31/03 Accrued Interest	12/31/03 STAT BV + Accrued Interest

	[Individual Asset Details Omitted]

	Asset Sub Total					9,832,601.43	94,536.36	9,927,137.79	9,832,601.43	94,536.36	9,927,137.79

	Cash								114,617.97		114,617.97

	Total								9,947,219.40		10,041,755.76

* These Securities will not be transferred. The “Call Amount” will be settled in cash

SCHEDULE D

INITIAL REPORT

1.	Total SAP Ceded Reserves:
	A.	Active Life Reserves			$
	B.	Claim Reserves			$
	C.	Unearned Premium Reserves			$
	D.	Advanced Premium			$
	E.	Less: Due and Unpaid Premium			$
		Total SAP Ceded Reserves (A+B+C+D-E)				$

2.	Ceding Commission:
	A.	Excess SAP Ceded Reserves over GAAP Ceded Reserves:

		1)	Total SAP Ceded Reserves		$
		2)	Total GAAP Ceded Reserves:
			a.	Active Life Reserves	$
			b.	Maintenance Reserves	$
			c.	Loss Expense Reserves	$
			d.	Claim Reserves	$
			e.	Unearned Premium Reserves	$
			f.	Advanced Premium	$
			g.	Less: Due and Unpaid Premium	$
		Total GAAP Ceded Reserves (a+b+c+d+e+f-g)			$
		Excess SAP Reserves over GAAP Reserves (A1-A2)				$

	B.	Present Value of Future Profits (PVFP)				$
	C.	Deferred Acquisition Costs (DAC)				$
	D.	Asset Book Value Difference -
		1)	Asset Book Value (GAAP basis)		$
		2)	Asset Book Value (SAP basis)		$
			Excess Asset Book Value (D1-D2)			$
			Total Ceding Commission (A+B+C+D)			$

3.	Accrued Interest on Assets as of the day before Inception Date					$

4.	Investment Cash Flows on the Assets from the Inception Date through the Closing Date					$
			Net Due Reinsurer (1-2-3+4)			$

SCHEDULE E

FORM OF TRUST AGREEMENT

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of           , 2004 (this “Trust Agreement”), among Federal Home Life Insurance Company, an insurance company organized under the laws of the Commonwealth of Virginia (the “Grantor”), Union Fidelity Life Insurance Company, an insurance company organized under the laws of the State of Illinois (the “Beneficiary”), and The Bank of New York, a New York corporation (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS:

WHEREAS, the Grantor and the Beneficiary desire to create a trust account (the “Trust Account”) for the benefit of the Beneficiary; and

WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold assets in the Trust Account for the sole and exclusive use and benefit of the Beneficiary in accordance with the terms and conditions of this Trust Agreement; and

NOW, THEREFORE, for and in consideration of the premises and the promises and the mutual agreements hereinafter set forth, the Parties, intending to be legally bound, covenant and agree as follows:

Section 1.            Deposit of Assets into the Trust Account.

(a)           The Grantor hereby establishes the Trust Account with the Trustee for the sole use and benefit of the Beneficiary, under the terms set forth herein.  The Trustee shall administer the Trust Account in its name as Trustee for the sole use and benefit of the Beneficiary.  The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.  The Trustee hereby accepts the Trust Account upon the terms set forth in this Trust Agreement.

(b)           The Grantor shall transfer to the Trustee, for deposit into the Trust Account, the assets listed on Exhibit A hereto, and may transfer to the Trustee, for deposit into the Trust Account, such other assets as it may from time to time desire to transfer or be required to transfer (all such assets actually received in the Trust Account are herein referred to individually as an “Asset” and collectively as the “Assets”). The Trustee is authorized and shall have power to receive the Assets from the Grantor and to hold, invest, reinvest and dispose of the same for the uses and purposes of and according to the provisions herein set forth.  All Assets shall be maintained by the Trustee in the Trust Account separate and distinct from all other assets on the books of the Trustee and shall be continuously kept in a safe place at the Trustee’s office within the United States of America. The Assets shall be valued according to their current fair market value and shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).  In the event of any payment default as to any Asset in the Trust Account or in the event that any Asset no longer is an Eligible Security, the Grantor shall, within five (5) business days after receiving notice from the Trustee pursuant to Section 17 or the Grantor having knowledge of such default or ineligibility, substitute other Assets which meet the requirements of an Eligible Security and having a current fair market value equal to the current fair market value of such Asset, which has a payment default or no longer meets the requirements for an Eligible Security, on the last statement provided by the Trustee.

(c)           The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any other person or entity in accordance with the terms of this Trust Agreement, (ii) that all Assets transferred by the Grantor to the Trustee for deposit into the Trust Account consist only of cash and Eligible Securities, and (iii) that Grantor has at the time of transfer into this Trust Account good and marketable title to the Assets to be so transferred and each such Asset shall be at the time of transfer free and clear of all claims, liens, interests and encumbrances (other than those arising under this Trust Agreement).

(d)           Prior to depositing the Assets into the Trust Account, and from time to time thereafter as required, the Grantor shall execute assignments, endorsement in blank, or transfer legal title to the Trustee of all shares, obligations or other Assets requiring assignments, so that the Beneficiary, whenever necessary may, and the Trustee upon the direction by the Beneficiary will, negotiate any such Assets without the consent or signature from the Grantor or any other person or entity.  Any Assets received by the Trustee which are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable. The Grantor shall give all notices and take all actions as the Trustee deems appropriate in order to cause payments due or that become due on any Asset within the Trust Account to be paid to the Trustee.  The Grantor shall not make or consent to any waiver, amendment or restriction on transfer with respect to any Asset in the Trust Account, in each case, without the  Beneficiary’s prior written consent.  In connection with the deposit of Assets into the Trust Account, the Grantor shall furnish to the Trustee all original documentation evidencing the Grantor’s ownership thereto.

Section 2.            Withdrawal of Assets from the Trust Account.

(a)           Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, subject only to written notice from the Beneficiary to the Trustee (the “Withdrawal Notice”), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the “Beneficiary Designee”) to whom Assets specified therein shall be delivered. The Beneficiary shall not be required to present any other statement or document in addition to a Withdrawal Notice in order to withdraw any Assets, except that the Beneficiary shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee; nor is said right of withdrawal or any other provision of this Trust Agreement subject to any conditions or qualifications not contained in this Trust Agreement.

(b)           Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets specified in such Withdrawal Notice and shall deliver physical custody (or such other form as is necessary to complete the transfer) of such Assets to or for the account of the Beneficiary or such Beneficiary Designee, as specified in such Withdrawal Notice.  The Trustee shall notify the Grantor and Beneficiary within ten (10) days following each withdrawal from the Trust Account.

(c)           Subject to Section 3, in the absence of a Withdrawal Notice, the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.

Section 3.            Redemption, Investment and Substitution of  Assets.

(a)           The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption, and deposit the principal amount of the proceeds of any such payment to the Trust Account.

(b)           The Grantor, subject to the prior written approval of the Beneficiary, may retain (and pay the service fees of ) a professional asset manager (the “Asset Manager”) to manage and make investment decisions with regard to the Assets held by the Trustee in the Trust Account.  From time to time, at the written order and direction of the Grantor or the Asset Manager, the Trustee shall invest Assets in the Trust Account in Eligible Securities.

(c)           From time to time, subject to the prior written approval of the Beneficiary, the Grantor or the Asset Manager may direct the Trustee to substitute Assets of equal current fair market value for other Assets presently held in the Trust Account. The Trustee shall have no responsibility whatsoever to determine the value of such substituted Assets or that such substituted Assets constitute Eligible Securities.

(d)           All investments and substitutions of securities referred to in Sections 3(b) and 3(c) above shall be in compliance with the definition of “Eligible Securities” in Section 10 of this Trust Agreement. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order”. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker, except as set forth in Section 6.

(e)           From time to time, upon notice to the Beneficiary, the Trustee may withdraw any Asset in the Trust Account upon the call or maturity of such Asset provided that the proceeds from such call or maturity are deposited into the Trust Account.

(f)            When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

(g)           Any loss incurred from any investment pursuant to the terms of this Section 3 shall be borne exclusively by the Trust Account.

Section 4.            The Income Account.

All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be the property of the Grantor and shall be deposited by the Trustee, subject to deduction of the Trustee’s compensation and expenses as provided in Section 7 of this Agreement, in a separate account (the “Income Account”) established and maintained by the

Grantor at an office of the Trustee.  Any interest, dividend or other income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose. The Grantor may withdraw amounts from the Income Account at any time and from time to time.

Section 5.            Right to Vote Assets.

The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor within a reasonable period of time following the Trustee’s receipt thereof.  The Grantor shall have the full and unqualified right to vote any shares of stock in the Trust Account.

Section 6.            Additional Rights and Duties of the Trustee.

(a)           The Trustee shall be a bank which is a member of the Federal Reserve System of the United States of America or a New York State chartered bank or trust company and shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary.

(b)           Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith arising out of or in connection with the performance of its obligations in accordance with this Trust Agreement.

(c)           The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities.

(d)           The Trustee shall notify the Grantor and the Beneficiary in writing within ten (10) days following each deposit into, or withdrawal from, the Trust Account and shall notify the Grantor promptly of the receipt by the Trustee of any Withdrawal Notice.

(e)           Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Trust Agreement.

(f)            The Trustee shall be under no obligation to determine whether or not any instructions given by the Grantor and Beneficiary are contrary to any provision of law. It is understood and agreed that the Trustee’s duties are solely those set forth herein and that the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing. Without limiting the generality of the foregoing, the Trustee shall not have any duty to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of Assets with respect to any Assets in the Trust Account as to which a default in the payment of principal or interest has occurred or to be responsible for the consequences of insolvency or the legal inability of any broker, dealer, bank or other agent employed by the Grantor or Trustee with respect to the Assets except to the extent that the Trustee was negligent, engaged in misconduct or acted in bad faith in the selection of any such person or entity.

(g)           The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(h)           The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account upon the inception of the Trust Account and at the end of each quarter thereafter.  The statement shall include a description of the Assets in the Trust Account and the then current market value of the Assets and shall be delivered within five (5) business days following the end of such quarter.

(i)            The Trustee shall keep full and complete records of the administration of the Trust Account in accordance with all applicable law.  Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees, independent auditors and regulatory authorities to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(j)            Unless otherwise provided in this Trust Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers of the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. In the absence of negligence, the Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions.  The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary.

(k)           The duties and obligations of the Trustee shall only be such as are specifically set forth in this Trust Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee.

(l)            No provision of this Trust Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Trust Agreement or any provision of law.

(m)          The Trustee may confer with counsel of its own choice in relation to matters arising under this Trust Agreement and shall have full and complete authorization from the other Parties for any action taken or suffered by it under this Trust Agreement or in respect of any transaction contemplated hereby in good faith and in accordance with the opinion of such counsel.

(n)           The Trustee shall notify the Grantor and Beneficiary in writing of any payment default occurring as to any Asset within three (3) business days after Trustee receives notice of such default.  In the event of a delinquency of a timely payment in regard to any of the Assets, the Trustee shall inform the Grantor and the Beneficiary immediately upon Trustee’s receipt of notice of such delinquency (which shall be confirmed in writing by the Trustee within two (2) business days thereof).

(o)           The Trustee shall be liable for (i) the safekeeping of the Assets and administering the Trust Account in accordance with the provisions of this Trust Agreement and (ii) its own negligence, willful misconduct or lack of good faith in performing its duties under this Trust Agreement.  The Trustee shall exercise the standard of care with respect to the Assets that a professional trustee, engaged in the banking or trust company industry, having professional expertise in financial and securities processing transactions and custody would observe in such affairs.  The Trustee shall be responsible for physical loss of or damage to Assets under its care, custody, possession or control, including but not limited to loss due to fire, burglary, robbery, theft or mysterious disappearance.  In the event of loss or damage to the Assets under the care, custody, possession or control of Trustee, Trustee shall, upon demand of the Grantor or Beneficiary, promptly replace such Assets with like kind and quality together with, all rights and privileges pertaining to the Assets (by among other methods, posting appropriate security or bond with the issuer of the Assets to obtain reissue of such Assets, or, if acceptable to the Grantor, deliver cash equivalent to the market value of the Assets as of the date of the discovery of the loss or damage).  Nothing contained in any contract between Trustee and any entity authorized to hold Assets, as defined herein, shall diminish or otherwise alter the liability of Trustee to the Grantor or Beneficiary.  The provisions of this paragraph shall not affect the burden of proof under applicable law with respect to the assertions of liability in any claim, action or dispute alleging any breach of or failure to observe such standard of care.

Section 7.            The Trustee’s Compensation; Expenses.

(a)           The Grantor shall pay the Trustee, as compensation for its services under this Trust Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Trust Agreement (including reasonable attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, lack of good faith or failure to administer the Trust Account in accordance with the terms of this Trust Agreement.  The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account prior to the deposit thereof to the Income Account as provided in Section 4 of this Agreement. The Grantor also hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including reasonable attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Trust Agreement (which shall be the sole obligation of the Trustee), including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Trust Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

(b)           No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

Section 8.            Resignation or Removal of the Trustee.

(a)           The Trustee may resign at any time upon delivery of a written notice thereof to the Beneficiary and to the Grantor effective not less than ninety (90) days after receipt by the Beneficiary and the Grantor of such notice. The Trustee may be removed by the Grantor’s delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of such notice. The Trustee may also be removed by prior written notice executed by the Grantor and the Beneficiary. No such resignation or removal shall become effective until a successor Trustee has been appointed and approved by the Beneficiary and the Grantor and all Assets in the Trust Account have been duly transferred to the successor Trustee in accordance with paragraph (b) of this Section 8.

(b)           Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s or the Grantor’s and the Beneficiary’s notice of removal, as applicable, the Grantor and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System of the United States of America or a New York State chartered bank or trust company and must not be a parent, a subsidiary or an affiliate of the Grantor or the Beneficiary.  Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Trust Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee.

Section 9.            Termination of the Trust Account.

The Trust Account and this Trust Agreement shall be effective until terminated by sixty (60) days’ advance written notice sent to the Trustee by the Grantor. Written notice of termination shall be delivered by the Trustee to the Beneficiary at least thirty (30) but not more than forty-five (45) days prior to termination. Upon the termination of the Trust Account, the Trustee shall, with the Beneficiary’s prior written consent, transfer to the Grantor all of the Assets of the Trust Account and Income Account not previously withdrawn by the Beneficiary.

Section 10.          Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for purposes of this Trust Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Trust Agreement):

The term “Beneficiary” shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator.

The term “Eligible Securities” shall mean and include certificates of deposit (issued by a United States bank and payable in United States legal tender) and investments of the types specified in paragraphs (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance

Law; provided, however, that such investments are issued by an institution that is not the parent, a subsidiary or an affiliate of either the Grantor or the Beneficiary.

The terms “Person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

Section 11.          Governing Law.

This Trust Agreement shall be subject to and governed by the laws of the State of New York, without regard to its conflict of laws provision and the Trust Account created hereunder shall be administered in accordance with the laws of said state.

Section 12.          WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

Section 13.          Successors and Assigns.

This Trust Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives.  Neither this Trust Agreement, nor any right or obligation hereunder, may be assigned by any Party without the prior written consent of the other Parties hereto.  Any assignment in violation of this Section 13 shall be void and shall have no force and effect.

Section 14.          Severability.

If any provision of this Trust Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Trust Agreement, including any other provision, paragraph or subparagraph, and (ii) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

Section 15.          Entire Agreement.

This Trust Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and there are no understandings or agreements, conditions or qualifications relative to this Trust Agreement which are not fully expressed in this Trust Agreement.

Section 16.          Amendments.

This Trust Agreement may be modified or otherwise amended, and the observance of any term of this Trust Agreement may be waived, only if such modification, amendment or waiver is in writing and signed by the Parties.

Section 17.          Notices.

All notices, requests, demands and other communications under this Trust Agreement must be in writing and will be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier, two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

If to the Grantor:

Federal Home Life Insurance Company
6620 West Broad Street
Richmond, VA 23230
Facsimile:  (804) 662-2414
Attention:  Chief Executive Officer

With a copy to:

Federal Home Life Insurance Company
700 Main Street
Lynchburg, VA 24504
Facsimile:  (434) 948-5819
Attention:  General Counsel

If to the Beneficiary:

Union Fidelity Life Insurance Company
200 North Martingale Road
Schaumburg, IL 60173-2096
Facsimile: (847) 330-3404
Attention: Chief Financial Officer

With a copy to:

Union Fidelity Life Insurance Company
200 North Martingale Road
Schaumburg, IL 60173-2096
Facsimile:  (847) 605-3044
Attention:  General Counsel

If to the Trustee:

The Bank of New York
101 Barclay Street - 8W
New York, NY 10283
Facsimile:  (212) 815-5875
Attention:  Insurance Trust and Escrow Unit

or to such other address or to such other Person as a Party may have last designated by notice to the other Parties.

Section 18.          Headings.

The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Trust Agreement.

Section 19.          Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

FEDERAL HOME LIFE INSURANCE COMPANY, as Grantor

By:
Name:
Title:

UNION FIDELITY LIFE INSURANCE COMPANY, as Beneficiary

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT A

Assets

BUSINESS ASSOCIATE ADDENDUM

I.              Purpose.

In order to disclose certain information to the party providing a service under this Agreement (“Provider”) under this Addendum, some of which may constitute Protected Health Information (defined below), the party to whom a service under this Agreement is being provided (“Recipient”) and Provider mutually agree to comply with the terms of this Addendum for the purpose of satisfying the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing privacy regulations at 45 C.F.R. Parts 160-164 (“HIPAA Privacy Rule”).   These provisions shall apply to Provider to the extent that Provider is considered a “Business Associate” under the HIPAA Privacy Rule and all references in this section to Business Associates shall refer to Provider.  Capitalized terms not otherwise defined herein shall have the meaning assigned in the Agreement.  Notwithstanding anything else to the contrary in the Agreement, in the event of a conflict between this Addendum and the Agreement, the terms of this Addendum shall prevail.

II.            Permitted Uses and Disclosures.

A.    Business Associate agrees to use or disclose Protected Health Information (“PHI”) that it creates for or receives from Recipient or its Subsidiaries only as follows.  The capitalized term “Protected Health Information or PHI” has the meaning set forth in 45 Code of Federal Regulations Section 164.501, as amended from time to time.  Generally, this term means individually identifiable health information including, without limitation, all information, data and materials, including without limitation, demographic, medical and financial information, that relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past present, or future payment for the provision of health care to an individual; and that identifies the individual or with respect to which there is a reasonable basis to believe the information can be used to identify the individual.  This definition shall include any demographic information concerning members and participants in, and applicants for, Recipient’s or its Subsidiaries’ health benefit plans.  All other terms used in this Addendum shall have the meanings set forth in the applicable definitions under the HIPAA Privacy Rule.

B.    Functions and Activities on Company’s Behalf.  Business Associate is permitted to use and disclose PHI it creates for or receives from Recipient or its Subsidiaries only for the purposes described in this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum, or as required by law, or following receipt of prior written approval from whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received.  In addition to these specific requirements below, Business Associate may use or disclose PHI only in a manner that would not violate the HIPAA Privacy Rule if done by the Recipient or its Subsidiaries.

C.    Business Associate’s Operations.  Business Associate is permitted by this Agreement to use PHI it creates for or receives from Recipient or its Subsidiaries: (i) if such use is reasonably necessary for Business Associate’s proper management and administration; and (ii) as reasonably necessary to carry out Business Associate’s legal responsibilities. Business Associate is permitted to disclose PHI it creates for or receives from Recipient or its Subsidiaries for the purposes identified in this Section only if the following conditions are met:

(1)  The disclosure is required by law; or

(2)  The disclosure is reasonably necessary to Business Associate’s proper management and administration, and Business Associate obtains reasonable assurances in writing from any person or organization to which Business Associate will disclose such PHI that the person or organization will:

a. Hold such PHI as confidential and use or further disclose it only for the purpose for which Business Associate disclosed it to the person or organization or as required by law; and

b. Notify Business Associate (who will in turn promptly notify whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received) of any instance of which the person or organization becomes aware in which the confidentiality of such PHI was breached.

D.    Minimum Necessary Standard.  In performing the functions and activities on Recipient’s or its Subsidiaries’ behalf pursuant to the Agreement, Business Associate agrees to use, disclose or request only the minimum necessary PHI to accomplish the purpose of the use, disclosure or request.  Business Associate must have in place policies and procedures that limit the PHI disclosed to meet this minimum necessary standard.

E.     Prohibition on Unauthorized Use or Disclosure.  Business Associate will neither use nor disclose PHI it creates or receives for or from Recipient, its Subsidiaries, or from another business associate of Recipient or its Subsidiaries, except as permitted or required by this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum, or as required by law, or following receipt of prior written approval from whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received.

F.     De-identification of Information.  Business Associate agrees neither to de-identify PHI it creates for or receives from Recipient or its Subsidiaries or from another business associate of Recipient or its Subsidiaries, nor use or disclose such de-identified PHI, unless such de-identification is expressly permitted under the terms and conditions of this Addendum or the Agreement and related to Recipient’s or its Subsidiaries’ activities for purposes of “treatment”, “payment” or “health care operations”, as those terms are defined under the HIPAA Privacy Rule.  De-identification of PHI, other than as expressly permitted under the terms and conditions of the Addendum for Business Associate to perform services for Recipient or its Subsidiaries, is not a permitted use of PHI under this Addendum.  Business Associate further agrees that it will not create a “Limited Data Set” as defined by the HIPAA Privacy Rule using PHI it creates or receives, or receives from another business associate of Recipient or its Subsidiaries, nor use or disclose such Limited Data Set unless: (i) such creation, use or disclosure is expressly permitted under the terms and conditions of this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum; and such creation, use or disclosure is for services provided by Business Associate that relate to Recipient’s or its Subsidiaries’ activities for purposes of “treatment”, “payment” or “health care operations”, as those terms are defined under the HIPAA Privacy Rule.

G.    Information Safeguards.  Business Associate will develop, document, implement, maintain and use appropriate administrative, technical and physical safeguards to preserve the integrity and confidentiality of and to prevent non-permitted use or disclosure of PHI created for or received from Recipient or its Subsidiaries.  These safeguards must be appropriate to the size and complexity of Business Associate’s operations and the nature and scope of its activities.  Business Associate agrees that these safeguards will meet any applicable requirements set forth by the U.S. Department of Health and Human Services, including (as of the effective date or as of the compliance date, whichever is applicable) any requirements set forth in the final HIPAA security regulations.  Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate resulting from a use or disclosure of PHI by Business Associate in violation of the requirements of this Addendum.

III.           Conducting Standard Transactions.  In the course of performing services for Recipient or its Subsidiaries, to the extent that Business Associate will conduct Standard Transactions for or on behalf of Recipient or its Subsidiaries, Business Associate will comply, and will require any subcontractor or agent involved with the conduct of such Standard Transactions to comply, with each applicable requirement of 45 C.F.R. Part 162.  “Standard Transaction(s)” shall mean a transaction that complies with the standards set forth at 45 C.F.R. parts 160 and 162.  Further, Business Associate will not enter into, or permit its subcontractors or agents to enter into, any trading partner agreement in connection with the conduct of Standard Transactions for or on behalf of the Recipient or its Subsidiaries that:

a.     Changes the definition, data condition, or use of a data element or segment in a Standard Transaction;

b.     Adds any data element or segment to the maximum defined data set;

c.     Uses any code or data element that is marked “not used” in the Standard Transaction’s implementation specification or is not in the Standard Transaction’s implementation specification; or

d.     Changes the meaning or intent of the Standard Transaction’s implementation specification.

IV.           Sub-Contractors, Agents or Other Representatives.  Business Associate will require any of its subcontractors, agents or other representatives to which Business Associate is permitted by this Addendum or the Agreement (or is otherwise given Recipient’s or the relevant Subsidiary’s prior written approval) to disclose any of the PHI Business Associate creates or receives for or from Recipient or its Subsidiaries, to provide reasonable assurances in writing that subcontractor or agent will comply with the same restrictions and conditions that apply to the Business Associate under the terms and conditions of this Addendum with respect to such PHI.

V.            Protected Health Information Access, Amendment and Disclosure Accounting.

A.    Access.  Business Associate will promptly upon Recipient’s or its Subsidiary’s request make available to Recipient, its Subsidiary, or, at Recipient’s or such Subsidiary’s direction, to the individual (or the individual’s personal representative) for inspection and obtaining copies any PHI about the individual which Business Associate created for or received from Recipient or its Subsidiary and that is in Business Associate’s custody or control, so that Recipient or its Subsidiary may meet its access obligations under 45 Code of Federal Regulations § 164.524.

B.    Amendment.  Upon Recipient’s or its Subsidiary’s request Business Associate will promptly amend or permit Recipient or its Subsidiary access to amend any portion of the PHI which Business Associate created for or received from Recipient or its Subsidiary, and incorporate any amendments to such PHI, so that Recipient or its Subsidiary may meet its amendment obligations under 45 Code of Federal Regulations § 164.526.

C.    Disclosure Accounting.  So that Recipient or its Subsidiaries may meet their disclosure accounting obligations under 45 Code of Federal Regulations § 164.528:

1.     Disclosure Tracking.  Business Associate will record for each disclosure, not excepted from disclosure accounting under Section V.C.2 below, that Business Associate makes to Recipient or its Subsidiaries of PHI that Business Associate creates for or receives from Recipient or its Subsidiaries, (i) the disclosure date, (ii) the name and member or other policy identification number of the person about whom the disclosure is made, (iii) the name and (if known) address of the person or entity to whom Business Associate made the disclosure, (iv) a brief description of the PHI disclosed, and (v) a brief statement of the purpose of the disclosure (items i-v, collectively, the “disclosure information”).  For repetitive disclosures Business Associate makes to the same person or entity (including Recipient or its Subsidiaries) for a single purpose, Business Associate may provide a) the disclosure information for the first of these repetitive disclosures, (b) the frequency, periodicity or number of these repetitive disclosures and (c) the date of the last of these repetitive disclosures.  Business Associate will make this disclosure information available to Recipient or its Subsidiaries promptly upon Recipient’s or its Subsidiaries’ request.

2.     Exceptions from Disclosure Tracking.  Business Associate need not record disclosure information or otherwise account for disclosures of PHI that this Addendum or Recipient or the relevant Subsidiary in writing permits or requires (i) for the purpose of Recipient’s or its Subsidiaries’ treatment activities, payment activities, or health care operations, (ii) to the individual who is the subject of the PHI disclosed or to that individual’s personal representative; (iii) to persons involved in that individual’s health care or payment for health care; (iv) for notification for disaster relief purposes, (v) for national security or intelligence purposes, (vi) to law enforcement officials or correctional

institutions regarding inmates; or   (vii) pursuant to an authorization; (viii) for disclosures of certain PHI made as part of a Limited Data Set; (ix) for certain incidental disclosures that may occur where reasonable safeguards have been implemented; and (x) for disclosures prior to April 14, 2003.

3.     Disclosure Tracking Time Periods.  Business Associate must have available for Recipient and its Subsidiaries the disclosure information required by this section for the 6 years preceding Recipient’s or its Subsidiaries’ request for the disclosure information (except Business Associate need have no disclosure information for disclosures occurring before April 14, 2003).

VI.           Additional Business Associate Provisions

A.    Reporting of Breach of Privacy Obligations.  Business Associate will provide written notice to whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received of any use or disclosure of PHI that is neither permitted by this Addendum nor given prior written approval by Recipient or the relevant Subsidiary promptly after Business Associate learns of such non-permitted use or disclosure.  Business Associate’s report will at least:

(ii)      Identify the nature of the non-permitted use or disclosure;

(iii)     Identify the PHI used or disclosed;

(iv)     Identify who made the non-permitted use or received the non-permitted disclosure;

(v)      Identify what corrective action Business Associate took or will take to prevent further non-permitted uses or disclosures;

(vi)     Identify what Business Associate did or will do to mitigate any deleterious effect of the non-permitted use or disclosure; and

(vii)    Provide such other information, including a written report, as Recipient or the relevant Subsidiary may reasonably request.

B.    Amendment.  Upon the effective date of any final regulation or amendment to final regulations promulgated by the U.S. Department of Health and Human Services with respect to PHI, including, but not limited to the HIPAA privacy and security regulations, this Addendum and the Agreement will automatically be amended so that the obligations they impose on Business Associate remain in compliance with these regulations.

In addition, to the extent that new state or federal law requires changes to Business Associate’s obligations under this Addendum, this Addendum shall automatically be amended to include such additional obligations, upon notice by Recipient or its Subsidiaries to Business Associate of such obligations.  Business Associate’s continued performance of services under the Agreement shall be deemed acceptance of these additional obligations.

C.    Audit and Review of Policies and Procedures.  Business Associate agrees to provide, upon Recipient request, access to and copies of any policies and procedures developed or utilized by Business Associate regarding the protection of PHI.  Business Associate agrees to provide, upon Recipient’s request, access to Business Associate’s internal practices, books, and records, as they relate to Business Associate’s services, duties and obligations set forth in this Addendum and the Agreement(s) under which Business Associate provides services and / or products to or on behalf of Recipient or its Subsidiaries, for purposes of Recipient’s or its Subsidiaries’ review of such internal practices, books, and records.

SCHEDULE D

INITIAL REPORT

1.	Total SAP Ceded Reserves:
	A.	Active Life Reserves			$
	B.	Claim Reserves			$
	C.	Unearned Premium Reserves			$
	D.	Advanced Premium			$
	E.	Less: Due and Unpaid Premium			$
		Total SAP Ceded Reserves (A+B+C+D-E)				$

2.	Ceding Commission:
	A.	Excess SAP Ceded Reserves over GAAP Ceded Reserves:

		1)	Total SAP Ceded Reserves		$
		2)	Total GAAP Ceded Reserves:
			a.	Active Life Reserves	$
			b.	Maintenance Reserves	$
			c.	Loss Expense Reserves	$
			d.	Claim Reserves	$
			e.	Unearned Premium Reserves	$
			f.	Advanced Premium	$
			g.	Less: Due and Unpaid Premium	$
				Total GAAP Ceded Reserves (a+b+c+d+e+f-g)	$
				Excess SAP Reserves over GAAP Reserves (A1-A2)		$

	B.	Present Value of Future Profits (PVFP)				$
	C.	Deferred Acquisition Costs (DAC)				$
	D.	Asset Book Value Difference —
		1)	Asset Book Value (GAAP basis)		$
		2)	Asset Book Value (SAP basis)		$
				Excess Asset Book Value (D1-D2)		$
				Total Ceding Commission (A+B+C+D)		$

3.	Accrued Interest on Assets as of the day before Inception Date					$

4.	Investment Cash Flows on the Assets from the Inception Date through the Closing Date					$
				Net Due Reinsurer (1-2—3+4)		$

SCHEDULE E

FORM OF TRUST AGREEMENT

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of          , 2004 (this “Trust Agreement”), among Federal Home Life Insurance Company, an insurance company organized under the laws of the Commonwealth of Virginia (the “Grantor”), Union Fidelity Life Insurance Company, an insurance company organized under the laws of the State of Illinois (the “Beneficiary”), and The Bank of New York, a New York corporation (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS:

WHEREAS, the Grantor and the Beneficiary desire to create a trust account (the “Trust Account”) for the benefit of the Beneficiary; and

WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold assets in the Trust Account for the sole and exclusive use and benefit of the Beneficiary in accordance with the terms and conditions of this Trust Agreement; and

NOW, THEREFORE, for and in consideration of the premises and the promises and the mutual agreements hereinafter set forth, the Parties, intending to be legally bound, covenant and agree as follows:

Section 1.            Deposit of Assets into the Trust Account.
(a)           The Grantor hereby establishes the Trust Account with the Trustee for the sole use and benefit of the Beneficiary, under the terms set forth herein.  The Trustee shall administer the Trust Account in its name as Trustee for the sole use and benefit of the Beneficiary.  The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.  The Trustee hereby accepts the Trust Account upon the terms set forth in this Trust Agreement.
(b)           The Grantor shall transfer to the Trustee, for deposit into the Trust Account, the assets listed on Exhibit A hereto, and may transfer to the Trustee, for deposit into the Trust Account, such other assets as it may from time to time desire to transfer or be required to transfer (all such assets actually received in the Trust Account are herein referred to individually as an “Asset” and collectively as the “Assets”). The Trustee is authorized and shall have power to receive the Assets from the Grantor and to hold, invest, reinvest and dispose of the same for the uses and purposes of and according to the provisions herein set forth.  All Assets shall be maintained by the Trustee in the Trust Account separate and distinct from all other assets on the books of the Trustee and shall be continuously kept in a safe place at the Trustee’s office within the United States of America. The Assets shall be valued according to their current fair market value and shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).  In the event of any payment default as to any Asset in the Trust Account or in the event that any Asset no longer is an Eligible Security, the Grantor shall, within five (5) business days after receiving notice from the Trustee pursuant to Section 17 or the Grantor having knowledge of such default or ineligibility, substitute other Assets which meet the requirements of an Eligible Security and having a current fair market value equal to the current fair market value of such Asset, which has a payment default or no longer meets the requirements for an Eligible Security, on the last statement provided by the Trustee.
(c)           The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any other person or entity in accordance with the terms of this Trust Agreement, (ii) that all Assets transferred by the Grantor to the Trustee for deposit into the Trust Account consist only of cash and Eligible Securities, and (iii) that Grantor has at the time of transfer into this Trust Account good and marketable title to the Assets to be so transferred and each such Asset shall be at the time of transfer free and clear of all claims, liens, interests and encumbrances (other than those arising under this Trust Agreement).
(d)           Prior to depositing the Assets into the Trust Account, and from time to time thereafter as required, the Grantor shall execute assignments, endorsement in blank, or transfer legal title to the Trustee of all shares, obligations or other Assets requiring assignments, so that the Beneficiary, whenever necessary may, and the Trustee upon the direction by the Beneficiary will, negotiate any such Assets without the consent or signature from the Grantor or any other person or entity.  Any Assets received by the Trustee which are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable. The Grantor shall give all notices and take all actions as the Trustee deems appropriate in order to cause payments due or that become due on any Asset within the Trust Account to be paid to the Trustee.  The Grantor shall not make or consent to any waiver, amendment or restriction on transfer with respect to any Asset in the Trust Account, in each case, without the  Beneficiary’s prior written consent.  In connection with the deposit of Assets into the Trust Account, the Grantor shall furnish to the Trustee all original documentation evidencing the Grantor’s ownership thereto.
Section 2.            Withdrawal of Assets from the Trust Account.
(a)           Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, subject only to written notice from the Beneficiary to the Trustee (the “Withdrawal Notice”), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the “Beneficiary Designee”) to whom Assets specified therein shall be delivered. The Beneficiary shall not be required to present any other statement or document in addition to a Withdrawal Notice in order to withdraw any Assets, except that the Beneficiary shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee; nor is said right of withdrawal or any other provision of this Trust Agreement subject to any conditions or qualifications not contained in this Trust Agreement.
(b)           Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets specified in such Withdrawal Notice and shall deliver physical custody (or such other form as is necessary to complete the transfer) of such Assets to or for the account of the Beneficiary or such Beneficiary Designee, as specified in such Withdrawal Notice.  The Trustee shall notify the Grantor and Beneficiary within ten (10) days following each withdrawal from the Trust Account.

(c)           Subject to Section 3, in the absence of a Withdrawal Notice, the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.
Section 3.            Redemption, Investment and Substitution of  Assets.
(a)           The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption, and deposit the principal amount of the proceeds of any such payment to the Trust Account.
(b)           The Grantor, subject to the prior written approval of the Beneficiary, may retain (and pay the service fees of ) a professional asset manager (the “Asset Manager”) to manage and make investment decisions with regard to the Assets held by the Trustee in the Trust Account.  From time to time, at the written order and direction of the Grantor or the Asset Manager, the Trustee shall invest Assets in the Trust Account in Eligible Securities.
(c)           From time to time, subject to the prior written approval of the Beneficiary, the Grantor or the Asset Manager may direct the Trustee to substitute Assets of equal current fair market value for other Assets presently held in the Trust Account. The Trustee shall have no responsibility whatsoever to determine the value of such substituted Assets or that such substituted Assets constitute Eligible Securities.
(d)           All investments and substitutions of securities referred to in Sections 3(b) and 3(c) above shall be in compliance with the definition of “Eligible Securities” in Section 10 of this Trust Agreement. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order”. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker, except as set forth in Section 6.
(e)           From time to time, upon notice to the Beneficiary, the Trustee may withdraw any Asset in the Trust Account upon the call or maturity of such Asset provided that the proceeds from such call or maturity are deposited into the Trust Account.
(f)            When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.
(g)           Any loss incurred from any investment pursuant to the terms of this Section 3 shall be borne exclusively by the Trust Account.
Section 4.            The Income Account.

All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be the property of the Grantor and shall be deposited by the Trustee, subject to deduction of the Trustee’s compensation and expenses as provided in Section 7 of this Agreement, in a separate account (the “Income Account”) established and maintained by the

Grantor at an office of the Trustee.  Any interest, dividend or other income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose. The Grantor may withdraw amounts from the Income Account at any time and from time to time.

Section 5.            Right to Vote Assets.

The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor within a reasonable period of time following the Trustee’s receipt thereof.  The Grantor shall have the full and unqualified right to vote any shares of stock in the Trust Account.

Section 6.            Additional Rights and Duties of the Trustee.
(a)           The Trustee shall be a bank which is a member of the Federal Reserve System of the United States of America or a New York State chartered bank or trust company and shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary.
(b)           Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith arising out of or in connection with the performance of its obligations in accordance with this Trust Agreement.
(c)           The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities.
(d)           The Trustee shall notify the Grantor and the Beneficiary in writing within ten (10) days following each deposit into, or withdrawal from, the Trust Account and shall notify the Grantor promptly of the receipt by the Trustee of any Withdrawal Notice.
(e)           Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Trust Agreement.
(f)            The Trustee shall be under no obligation to determine whether or not any instructions given by the Grantor and Beneficiary are contrary to any provision of law. It is understood and agreed that the Trustee’s duties are solely those set forth herein and that the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing. Without limiting the generality of the foregoing, the Trustee shall not have any duty to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of Assets with respect to any Assets in the Trust Account as to which a default in the payment of principal or interest has occurred or to be responsible for the consequences of insolvency or the legal inability of any broker, dealer, bank or other agent employed by the Grantor or Trustee with respect to the Assets except to the extent that the Trustee was negligent, engaged in misconduct or acted in bad faith in the selection of any such person or entity.

(g)           The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.
(h)           The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account upon the inception of the Trust Account and at the end of each quarter thereafter.  The statement shall include a description of the Assets in the Trust Account and the then current market value of the Assets and shall be delivered within five (5) business days following the end of such quarter.
(i)            The Trustee shall keep full and complete records of the administration of the Trust Account in accordance with all applicable law.  Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees, independent auditors and regulatory authorities to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.
(j)            Unless otherwise provided in this Trust Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers of the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. In the absence of negligence, the Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions.  The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary.
(k)           The duties and obligations of the Trustee shall only be such as are specifically set forth in this Trust Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee.
(l)            No provision of this Trust Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Trust Agreement or any provision of law.
(m)          The Trustee may confer with counsel of its own choice in relation to matters arising under this Trust Agreement and shall have full and complete authorization from the other Parties for any action taken or suffered by it under this Trust Agreement or in respect of any transaction contemplated hereby in good faith and in accordance with the opinion of such counsel.
(n)           The Trustee shall notify the Grantor and Beneficiary in writing of any payment default occurring as to any Asset within three (3) business days after Trustee receives notice of such default.  In the event of a delinquency of a timely payment in regard to any of the Assets, the Trustee shall inform the Grantor and the Beneficiary immediately upon Trustee’s receipt of notice of such delinquency (which shall be confirmed in writing by the Trustee within two (2) business days thereof).

(o)           The Trustee shall be liable for (i) the safekeeping of the Assets and administering the Trust Account in accordance with the provisions of this Trust Agreement and (ii) its own negligence, willful misconduct or lack of good faith in performing its duties under this Trust Agreement.  The Trustee shall exercise the standard of care with respect to the Assets that a professional trustee, engaged in the banking or trust company industry, having professional expertise in financial and securities processing transactions and custody would observe in such affairs.  The Trustee shall be responsible for physical loss of or damage to Assets under its care, custody, possession or control, including but not limited to loss due to fire, burglary, robbery, theft or mysterious disappearance.  In the event of loss or damage to the Assets under the care, custody, possession or control of Trustee, Trustee shall, upon demand of the Grantor or Beneficiary, promptly replace such Assets with like kind and quality together with, all rights and privileges pertaining to the Assets (by among other methods, posting appropriate security or bond with the issuer of the Assets to obtain reissue of such Assets, or, if acceptable to the Grantor, deliver cash equivalent to the market value of the Assets as of the date of the discovery of the loss or damage).  Nothing contained in any contract between Trustee and any entity authorized to hold Assets, as defined herein, shall diminish or otherwise alter the liability of Trustee to the Grantor or Beneficiary.  The provisions of this paragraph shall not affect the burden of proof under applicable law with respect to the assertions of liability in any claim, action or dispute alleging any breach of or failure to observe such standard of care.
Section 7.            The Trustee’s Compensation; Expenses.
(a)           The Grantor shall pay the Trustee, as compensation for its services under this Trust Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Trust Agreement (including reasonable attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, lack of good faith or failure to administer the Trust Account in accordance with the terms of this Trust Agreement.  The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account prior to the deposit thereof to the Income Account as provided in Section 4 of this Agreement. The Grantor also hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including reasonable attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Trust Agreement (which shall be the sole obligation of the Trustee), including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Trust Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.
(b)           No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

Section 8.            Resignation or Removal of the Trustee.
(a)           The Trustee may resign at any time upon delivery of a written notice thereof to the Beneficiary and to the Grantor effective not less than ninety (90) days after receipt by the Beneficiary and the Grantor of such notice. The Trustee may be removed by the Grantor’s delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of such notice. The Trustee may also be removed by prior written notice executed by the Grantor and the Beneficiary. No such resignation or removal shall become effective until a successor Trustee has been appointed and approved by the Beneficiary and the Grantor and all Assets in the Trust Account have been duly transferred to the successor Trustee in accordance with paragraph (b) of this Section 8.
(b)           Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s or the Grantor’s and the Beneficiary’s notice of removal, as applicable, the Grantor and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System of the United States of America or a New York State chartered bank or trust company and must not be a parent, a subsidiary or an affiliate of the Grantor or the Beneficiary.  Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Trust Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee.
Section 9.            Termination of the Trust Account.

The Trust Account and this Trust Agreement shall be effective until terminated by sixty (60) days’ advance written notice sent to the Trustee by the Grantor. Written notice of termination shall be delivered by the Trustee to the Beneficiary at least thirty (30) but not more than forty-five (45) days prior to termination. Upon the termination of the Trust Account, the Trustee shall, with the Beneficiary’s prior written consent, transfer to the Grantor all of the Assets of the Trust Account and Income Account not previously withdrawn by the Beneficiary.

Section 10.          Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for purposes of this Trust Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Trust Agreement):

The term “Beneficiary” shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator.

The term “Eligible Securities” shall mean and include certificates of deposit (issued by a United States bank and payable in United States legal tender) and investments of the types specified in paragraphs (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance

Law; provided, however, that such investments are issued by an institution that is not the parent, a subsidiary or an affiliate of either the Grantor or the Beneficiary.

The terms “Person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

Section 11.          Governing Law.

This Trust Agreement shall be subject to and governed by the laws of the State of New York, without regard to its conflict of laws provision and the Trust Account created hereunder shall be administered in accordance with the laws of said state.

Section 12.          WAIVER OF JURY TRIAL.

                EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

Section 13.          Successors and Assigns.

This Trust Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives.  Neither this Trust Agreement, nor any right or obligation hereunder, may be assigned by any Party without the prior written consent of the other Parties hereto.  Any assignment in violation of this Section 13 shall be void and shall have no force and effect.

Section 14.          Severability.

If any provision of this Trust Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Trust Agreement, including any other provision, paragraph or subparagraph, and (ii) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

Section 15.          Entire Agreement.

This Trust Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and there are no understandings or agreements, conditions or qualifications relative to this Trust Agreement which are not fully expressed in this Trust Agreement.

Section 16.          Amendments.

This Trust Agreement may be modified or otherwise amended, and the observance of any term of this Trust Agreement may be waived, only if such modification, amendment or waiver is in writing and signed by the Parties.

Section 17.          Notices.

All notices, requests, demands and other communications under this Trust Agreement must be in writing and will be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier, two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

If to the Grantor:

Federal Home Life Insurance Company
6620 West Broad Street

Richmond, VA 23230
Facsimile:  (804) 662-2414
Attention:  Chief Executive Officer

With a copy to:

Federal Home Life Insurance Company

700 Main Street

Lynchburg, VA 24504
Facsimile:  (434) 948-5819
Attention:  General Counsel

If to the Beneficiary:

Union Fidelity Life Insurance Company
200 North Martingale Road
Schaumburg, IL 60173-2096
Facsimile: (847) 330-3404
Attention: Chief Financial Officer

With a copy to:

Union Fidelity Life Insurance Company
200 North Martingale Road
Schaumburg, IL 60173-2096
Facsimile:  (847) 605-3044
Attention:  General Counsel

If to the Trustee:

The Bank of New York
101 Barclay Street - 8W
New York, NY 10283
Facsimile:  (212) 815-5875
Attention:  Insurance Trust and Escrow Unit

or to such other address or to such other Person as a Party may have last designated by notice to the other Parties.

Section 18.          Headings.

The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Trust Agreement.

Section 19.          Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

FEDERAL HOME LIFE INSURANCE COMPANY, as Grantor

By:
Name:
Title:

UNION FIDELITY LIFE INSURANCE COMPANY, as Beneficiary

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT A

Assets

BUSINESS ASSOCIATE ADDENDUM

I.              Purpose.

In order to disclose certain information to the party providing a service under this Agreement (“Provider”) under this Addendum, some of which may constitute Protected Health Information (defined below), the party to whom a service under this Agreement is being provided (“Recipient”) and Provider mutually agree to comply with the terms of this Addendum for the purpose of satisfying the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing privacy regulations at 45 C.F.R. Parts 160-164 (“HIPAA Privacy Rule”).   These provisions shall apply to Provider to the extent that Provider is considered a “Business Associate” under the HIPAA Privacy Rule and all references in this section to Business Associates shall refer to Provider.  Capitalized terms not otherwise defined herein shall have the meaning assigned in the Agreement.  Notwithstanding anything else to the contrary in the Agreement, in the event of a conflict between this Addendum and the Agreement, the terms of this Addendum shall prevail.

II.            Permitted Uses and Disclosures.

A.    Business Associate agrees to use or disclose Protected Health Information (“PHI”) that it creates for or receives from Recipient or its Subsidiaries only as follows.  The capitalized term “Protected Health Information or PHI” has the meaning set forth in 45 Code of Federal Regulations Section 164.501, as amended from time to time.  Generally, this term means individually identifiable health information including, without limitation, all information, data and materials, including without limitation, demographic, medical and financial information, that relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past present, or future payment for the provision of health care to an individual; and that identifies the individual or with respect to which there is a reasonable basis to believe the information can be used to identify the individual.  This definition shall include any demographic information concerning members and participants in, and applicants for, Recipient’s or its Subsidiaries’ health benefit plans.  All other terms used in this Addendum shall have the meanings set forth in the applicable definitions under the HIPAA Privacy Rule.

B.    Functions and Activities on Company’s Behalf.  Business Associate is permitted to use and disclose PHI it creates for or receives from Recipient or its Subsidiaries only for the purposes described in this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum, or as required by law, or following receipt of prior written approval from whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received.  In addition to these specific requirements below, Business Associate may use or disclose PHI only in a manner that would not violate the HIPAA Privacy Rule if done by the Recipient or its Subsidiaries.

C.    Business Associate’s Operations.  Business Associate is permitted by this Agreement to use PHI it creates for or receives from Recipient or its Subsidiaries: (i) if such use is reasonably necessary for Business Associate’s proper management and administration; and (ii) as reasonably necessary to carry out Business Associate’s legal responsibilities. Business Associate is permitted to disclose PHI it creates for or receives from Recipient or its Subsidiaries for the purposes identified in this Section only if the following conditions are met:

(1)   The disclosure is required by law; or

(2)   The disclosure is reasonably necessary to Business Associate’s proper management and administration, and Business Associate obtains reasonable assurances in writing from any person or organization to which Business Associate will disclose such PHI that the person or organization will:

                                                a. Hold such PHI as confidential and use or further disclose it only for the purpose for which Business Associate disclosed it to the person or organization or as required by law; and

b. Notify Business Associate (who will in turn promptly notify whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received) of any instance of which the person or organization becomes aware in which the confidentiality of such PHI was breached.

D.    Minimum Necessary Standard.  In performing the functions and activities on Recipient’s or its Subsidiaries’ behalf pursuant to the Agreement, Business Associate agrees to use, disclose or request only the minimum necessary PHI to accomplish the purpose of the use, disclosure or request.  Business Associate must have in place policies and procedures that limit the PHI disclosed to meet this minimum necessary standard.

E.     Prohibition on Unauthorized Use or Disclosure.  Business Associate will neither use nor disclose PHI it creates or receives for or from Recipient, its Subsidiaries, or from another business associate of Recipient or its Subsidiaries, except as permitted or required by this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum, or as required by law, or following receipt of prior written approval from whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received.

F.     De-identification of Information.  Business Associate agrees neither to de-identify PHI it creates for or receives from Recipient or its Subsidiaries or from another business associate of Recipient or its Subsidiaries, nor use or disclose such de-identified PHI, unless such de-identification is expressly permitted under the terms and conditions of this Addendum or the Agreement and related to Recipient’s or its Subsidiaries’ activities for purposes of “treatment”, “payment” or “health care operations”, as those terms are defined under the HIPAA Privacy Rule.  De-identification of PHI, other than as expressly permitted under the terms and conditions of the Addendum for Business Associate to perform services for Recipient or its Subsidiaries, is not a permitted use of PHI under this Addendum.  Business Associate further agrees that it will not create a “Limited Data Set” as defined by the HIPAA Privacy Rule using PHI it creates or receives, or receives from another business associate of Recipient or its Subsidiaries, nor use or disclose such Limited Data Set unless: (i) such creation, use or disclosure is expressly permitted under the terms and conditions of this Addendum or the Agreement that are not inconsistent with the provisions of this Addendum; and such creation, use or disclosure is for services provided by Business Associate that relate to Recipient’s or its Subsidiaries’ activities for purposes of “treatment”, “payment” or “health care operations”, as those terms are defined under the HIPAA Privacy Rule.

G.    Information Safeguards.  Business Associate will develop, document, implement, maintain and use appropriate administrative, technical and physical safeguards to preserve the integrity and confidentiality of and to prevent non-permitted use or disclosure of PHI created for or received from Recipient or its Subsidiaries.  These safeguards must be appropriate to the size and complexity of Business Associate’s operations and the nature and scope of its activities.  Business Associate agrees that these safeguards will meet any applicable requirements set forth by the U.S. Department of Health and Human Services, including (as of the effective date or as of the compliance date, whichever is applicable) any requirements set forth in the final HIPAA security regulations.  Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate resulting from a use or disclosure of PHI by Business Associate in violation of the requirements of this Addendum.

III.           Conducting Standard Transactions.  In the course of performing services for Recipient or its Subsidiaries, to the extent that Business Associate will conduct Standard Transactions for or on behalf of Recipient or its Subsidiaries, Business Associate will comply, and will require any subcontractor or agent involved with the conduct of such Standard Transactions to comply, with each applicable requirement of 45 C.F.R. Part 162.  “Standard Transaction(s)” shall mean a transaction that complies with the standards set forth at 45 C.F.R. parts 160 and 162.  Further, Business Associate will not enter into, or permit its subcontractors or agents to enter into, any trading partner agreement in connection with the conduct of Standard Transactions for or on behalf of the Recipient or its Subsidiaries that:

a.               Changes the definition, data condition, or use of a data element or segment in a Standard Transaction;

b.              Adds any data element or segment to the maximum defined data set;

c.               Uses any code or data element that is marked “not used” in the Standard Transaction’s implementation specification or is not in the Standard Transaction’s implementation specification; or

d.              Changes the meaning or intent of the Standard Transaction’s implementation specification.

IV.           Sub-Contractors, Agents or Other Representatives.  Business Associate will require any of its subcontractors, agents or other representatives to which Business Associate is permitted by this Addendum or the Agreement (or is otherwise given Recipient’s or the relevant Subsidiary’s prior written approval) to disclose any of the PHI Business Associate creates or receives for or from Recipient or its Subsidiaries, to provide reasonable assurances in writing that subcontractor or agent will comply with the same restrictions and conditions that apply to the Business Associate under the terms and conditions of this Addendum with respect to such PHI.

V.            Protected Health Information Access, Amendment and Disclosure Accounting.

A.    Access.  Business Associate will promptly upon Recipient’s or its Subsidiary’s request make available to Recipient, its Subsidiary, or, at Recipient’s or such Subsidiary’s direction, to the individual (or the individual’s personal representative) for inspection and obtaining copies any PHI about the individual which Business Associate created for or received from Recipient or its Subsidiary and that is in Business Associate’s custody or control, so that Recipient or its Subsidiary may meet its access obligations under 45 Code of Federal Regulations § 164.524.

B.    Amendment.  Upon Recipient’s or its Subsidiary’s request Business Associate will promptly amend or permit Recipient or its Subsidiary access to amend any portion of the PHI which Business Associate created for or received from Recipient or its Subsidiary, and incorporate any amendments to such PHI, so that Recipient or its Subsidiary may meet its amendment obligations under 45 Code of Federal Regulations § 164.526.

C.    Disclosure Accounting.  So that Recipient or its Subsidiaries may meet their disclosure accounting obligations under 45 Code of Federal Regulations § 164.528:

1.                     Disclosure Tracking.  Business Associate will record for each disclosure, not excepted from disclosure accounting under Section V.C.2 below, that Business Associate makes to Recipient or its Subsidiaries of PHI that Business Associate creates for or receives from Recipient or its Subsidiaries, (i) the disclosure date, (ii) the name and member or other policy identification number of the person about whom the disclosure is made, (iii) the name and (if known) address of the person or entity to whom Business Associate made the disclosure, (iv) a brief description of the PHI disclosed, and (v) a brief statement of the purpose of the disclosure (items i-v, collectively, the “disclosure information”).  For repetitive disclosures Business Associate makes to the same person or entity (including Recipient or its Subsidiaries) for a single purpose, Business Associate may provide a) the disclosure information for the first of these repetitive disclosures, (b) the frequency, periodicity or number of these repetitive disclosures and (c) the date of the last of these repetitive disclosures.  Business Associate will make this disclosure information available to Recipient or its Subsidiaries promptly upon Recipient’s or its Subsidiaries’ request.

2.                     Exceptions from Disclosure Tracking.  Business Associate need not record disclosure information or otherwise account for disclosures of PHI that this Addendum or Recipient or the relevant Subsidiary in writing permits or requires (i) for the purpose of Recipient’s or its Subsidiaries’ treatment activities, payment activities, or health care operations, (ii) to the individual who is the subject of the PHI disclosed or to that individual’s personal representative; (iii) to persons involved in that individual’s health care or payment for health care; (iv) for notification for disaster relief purposes, (v) for national security or intelligence purposes, (vi) to law enforcement officials or correctional institutions regarding inmates; or (vii) pursuant to an authorization; (viii) for disclosures of certain PHI made as part of a Limited Data Set; (ix) for certain incidental disclosures that may occur where reasonable safeguards have been implemented; and (x) for disclosures prior to April 14, 2003.

3.                     Disclosure Tracking Time Periods.  Business Associate must have available for Recipient and its Subsidiaries the disclosure information required by this section for the 6 years preceding Recipient’s or its Subsidiaries’ request for the disclosure information (except Business Associate need have no disclosure information for disclosures occurring before April 14, 2003).

VI.           Additional Business Associate Provisions

A.    Reporting of Breach of Privacy Obligations.  Business Associate will provide written notice to whichever of the Recipient or its Subsidiary for which the relevant PHI was created or from which the relevant PHI was received of any use or disclosure of PHI that is neither permitted by this Addendum nor given prior written approval by Recipient or the relevant Subsidiary promptly after Business Associate learns of such non-permitted use or disclosure.  Business Associate’s report will at least:

(ii)                Identify the nature of the non-permitted use or disclosure;

(iii)             Identify the PHI used or disclosed;

(iv)            Identify who made the non-permitted use or received the non-permitted disclosure;

(v)               Identify what corrective action Business Associate took or will take to prevent further non-permitted uses or disclosures;

(vi)            Identify what Business Associate did or will do to mitigate any deleterious effect of the non-permitted use or disclosure; and

(vii)         Provide such other information, including a written report, as Recipient or the relevant Subsidiary may reasonably request.

B.    Amendment.  Upon the effective date of any final regulation or amendment to final regulations promulgated by the U.S. Department of Health and Human Services with respect to PHI, including, but not limited to the HIPAA privacy and security regulations, this Addendum and the Agreement will automatically be amended so that the obligations they impose on Business Associate remain in compliance with these regulations.

In addition, to the extent that new state or federal law requires changes to Business Associate’s obligations under this Addendum, this Addendum shall automatically be amended to include such additional obligations, upon notice by Recipient or its Subsidiaries to Business Associate of such obligations.  Business Associate’s continued performance of services under the Agreement shall be deemed acceptance of these additional obligations.

C.    Audit and Review of Policies and Procedures.  Business Associate agrees to provide, upon Recipient request, access to and copies of any policies and procedures developed or utilized by Business Associate regarding the protection of PHI.  Business Associate agrees to provide, upon Recipient’s request, access to Business Associate’s internal practices, books, and records, as they relate to Business Associate’s services, duties and obligations set forth in this Addendum and the Agreement(s) under which Business Associate provides services and / or products to or on behalf of Recipient or its Subsidiaries, for purposes of Recipient’s or its Subsidiaries’ review of such internal practices, books, and records.